CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.500% Senior Notes due 2047	$500,000,000	$57,950

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

As Filed Pursuant to Rule 424(b)(5)
Registration Number 333-215863

Prospectus Supplement
(To Prospectus Dated February 1, 2017)

$500,000,000

JOHNSON CONTROLS INTERNATIONAL PLC

4.500% Senior Notes due 2047

         Johnson Controls International plc ("we" or "JCI plc") is offering $500,000,000 aggregate principal amount of 4.500% Senior Notes due 2047 (the "Notes"). We will pay interest on the Notes on February 15 and August 15 of each year, beginning August 15, 2017. The Notes will bear interest at a rate of 4.500% per year.

         We may redeem some or all of the Notes at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. In addition, we may, at our option, redeem all, but not less than all, of the Notes at any time upon the occurrence of specified tax events as described herein. If we experience a Change of Control Triggering Event (as defined herein), unless we have exercised our right to redeem the Notes or have defeased the Notes as described herein, we will be required to offer to purchase the Notes from holders. See "Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event."

         We intend to list the Notes on the New York Stock Exchange. Trading in the Notes is expected to begin within 30 days of the original issue date. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. There is currently no established trading market for the Notes.

         The Notes will be our unsecured, unsubordinated obligations. The Notes will rank senior in right of payment to JCI plc's existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to JCI plc's existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of JCI plc's secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by JCI plc's subsidiaries. The Notes will be issued only in denominations of $2,000 and whole multiples of $1,000 in excess thereof.

         Investing in the Notes involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement for important factors you should consider before investing in the Notes.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public(1)	Underwriting Discounts and Commissions	Proceeds, before expenses, to JCI plc(1)
Per Note	99.088%	0.875%	98.213%
Total	$495,440,000	$4,375,000	$491,065,000

(1)
Plus accrued interest from February 7, 2017 if settlement occurs after that date.

         Delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company ("DTC") and its direct and indirect participants, including Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream"), on or about February 7, 2017.

Joint Book-Running Managers

Citigroup		J.P. Morgan
BofA Merrill Lynch	US Bancorp	Wells Fargo Securities

Co-Managers

Goldman, Sachs & Co.	ICBC Standard Bank	MUFG	TD Securities

The date of this prospectus supplement is February 2, 2017.

        We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        The information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in these documents, is accurate only as of the date of the applicable document. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

        The Notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. See "Underwriting" in this prospectus supplement.

        None of this preliminary prospectus supplement or any prospectus which it supplements constitutes a prospectus for the Prospectus Directive (as defined below) or has been approved for the purposes of the Prospectus Directive.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Notes offered. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Incorporation by Reference" below.

        Unless we have indicated otherwise, references in this prospectus supplement to "JCI plc," "we," "us" and "our" or similar terms are only to Johnson Controls International plc, an Irish public limited company, references to "Johnson Controls" are to JCI plc and its consolidated subsidiaries and references to "Tyco" refer to Tyco International plc, which became Johnson Controls International plc upon the closing of the merger of Tyco and Johnson Controls, Inc.

S-i

BASIS OF PRESENTATION

        On September 2, 2016, Johnson Controls, Inc. ("JCI Inc.") merged with a wholly owned subsidiary of Tyco, with JCI Inc. surviving the merger as a wholly owned subsidiary of Tyco (the "Merger"). Following the Merger, the combined company changed its name to Johnson Controls International plc. The Merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805, "Business Combinations." JCI Inc. was the accounting acquirer for financial reporting purposes. Accordingly, (1) the historical consolidated financial statements of JCI Inc. for periods prior to September 3, 2016 are considered to be the historic financial statements of Johnson Controls for such periods, and (2) the financial results for Tyco are included in the historic financial statements of Johnson Controls for periods on and after September 3, 2016. See Note 2 "Merger Transaction" of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the three fiscal years ended September 30, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

        On October 31, 2016, Johnson Controls completed the spin-off of its automotive seating and interiors business by way of the transfer of such business from Johnson Controls to Adient plc ("Adient") and the issuance of ordinary shares of Adient directly to holders of Johnson Controls ordinary shares on a pro rata basis (the "Spin-Off"). Prior to the open of business on October 31, 2016, each of the Company's shareholders received one ordinary share of Adient for every 10 ordinary shares of Johnson Controls held as of the close of business on October 19, 2016, the record date for the distribution. JCI plc shareholders received cash in lieu of fractional shares of Adient, if any. Johnson Controls did not retain any equity interest in Adient.

        Beginning with the fiscal quarter ending December 31, 2016, we will reflect Adient's historical financial results as a discontinued operation. As a result, the preliminary financial information for the fiscal quarter ending December 31, 2016 included in this prospectus supplement reflects Adient as a discontinued operation. In addition, the effect of reflecting Adient as a discontinued operation for the fiscal year ended September 30, 2016, is illustrated in the unaudited pro forma financial information included in this prospectus supplement. See "Unaudited Pro Forma Consolidated Financial Information." However, our consolidated financial statements included in our Annual Report on Form 10-K for the three fiscal years ended September 30, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and any historical financial information derived therefrom and included in this prospectus supplement or the accompanying prospectus, have not been recast to reflect Adient as a discontinued operation. In connection with the filing of our interim financial statements on Form 10-Q for the fiscal quarter ending December 31, 2016, the financial statements for the quarterly period ended December 31, 2015 will be recast to reflect Adient's historical financial results as a discontinued operation. We intend to recast the financial statements for the fiscal years ended September 30, 2016, 2015 and 2014, to reflect Adient's historical financial results as a discontinued operation after the filing of our interim financial statements on Form 10-Q for the fiscal quarter ending December 31, 2016.

        On December 28, 2016, Johnson Controls completed offers to exchange validly tendered and accepted notes of certain series issued by JCI Inc. or Tyco International Finance S.A. ("TIFSA"), as applicable, each of which is a wholly owned subsidiary of JCI plc, for new notes issued by JCI plc and the related solicitation of consents to amend the indentures governing the notes issued by JCI Inc. and TIFSA (the offers to exchange and the related consent solicitation together the "Exchange Offers"). The pro forma financial information included in this prospectus supplement does not include the effect of the Exchange Offers (unless expressly stated otherwise) or of the incurrence or repayment of indebtedness of Johnson Controls or its subsidiaries after September 30, 2016 (except in connection with the Spin-Off and the transactions related thereto).

S-ii

INCORPORATION BY REFERENCE

        We "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission (the "SEC"). The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained in this prospectus supplement and the accompanying prospectus or a subsequently filed document that is incorporated by reference.

        This prospectus supplement incorporates by reference the documents set forth below (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules):

  •
  the Annual Report of Johnson Controls International plc on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on November 23, 2016;

  •
  the portions of Johnson Controls International plc's Proxy Statement on Schedule 14A for its 2017 annual general meeting of shareholders filed with the SEC on January 13, 2017 that are incorporated by reference into Johnson Controls' Annual Report on Form 10-K for the fiscal year ended September 30, 2016;

  •
  Current Reports of Johnson Controls International plc filed with the SEC on September 6, 2016 (as amended by Amendment No. 1 filed with the SEC on October 3, 2016), October 31, 2016, December 12, 2016, December 28, 2016 and February 1, 2017 (except with respect to any information furnished pursuant to Item 2.02);

  •
  the Annual Report of Tyco on Form 10-K for the fiscal year ended September 25, 2015 filed with the SEC on November 13, 2015 (as recast in part in Tyco's Current Report on Form 8-K filed with the SEC on March 11, 2016);

  •
  the Quarterly Report of Tyco on Form 10-Q for the fiscal quarter ended June 30, 2016 filed with the SEC on July 29, 2016; and

  •
  any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), except for any documents or information that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

        Statements made in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus supplement is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of our filings, at no cost, by writing or telephoning Shareholder Services, Johnson Controls, 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Telephone: (800) 524-6220 or by going to our Internet website at www.johnsoncontrols.com. Johnson Controls' Internet website address is provided as an inactive textual reference only. The information provided on Johnson Controls' Internet website, other than copies of the documents described above that have been filed with the SEC, is not part of this prospectus supplement or the accompanying prospectus and, therefore, is not incorporated herein by reference.

S-iii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus or any document incorporated by reference into this prospectus supplement or the accompanying prospectus may contain statements that are forward-looking and, therefore, subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on current expectations of future events. The forward-looking statements are, and will be, based on Johnson Controls management's current views and assumptions regarding future events and operating performance and speak only as of their dates. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls' control, that could cause Johnson Controls' actual results to differ materially from those expressed or implied by such forward-looking statements. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are only made as of the date of the document in which they are included, unless otherwise specified, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document, except as required by applicable law or regulations.

        The following are some important factors that could cause the actual results of Johnson Controls to differ from its current expectations:

  •
  any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the Merger and the Spin-Off;

  •
  changes in tax laws, regulations, rates, policies or interpretations;

  •
  the loss of key senior management;

  •
  the tax treatment of recent portfolio transactions;

  •
  significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions;

  •
  the risk that disruptions from recent transactions will harm Johnson Controls' business;

  •
  the strength of the United States or other economies;

  •
  energy and commodity prices;

  •
  the availability of raw materials and component products;

  •
  currency exchange rates; and

  •
  cancellation of or changes to commercial arrangements.

        The foregoing list sets forth many, but not all, of the factors that could impact Johnson Controls' ability to achieve results described in any forward-looking statements. See also the factors set forth under "Risk Factors" in this prospectus supplement and in Item 1A of our most recent Annual Report on Form 10-K for the year ended September 30, 2016 filed with the SEC on November 23, 2016 and any subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

S-iv

SUMMARY

        This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Johnson Controls International plc

        Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Johnson Controls' 130,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Johnson Controls' commitment to sustainability dates back to its roots in 1885, with the invention of the first electric room thermostat. Johnson Controls is committed to helping its customers win and creating greater value for all of its stakeholders through strategic focus on its buildings and energy growth platforms. On September 2, 2016, JCI Inc. merged with a wholly owned subsidiary of Tyco, with JCI Inc. surviving the Merger as a wholly owned subsidiary of Tyco. Following the Merger, the combined company changed its name to Johnson Controls International plc and is referred to in this prospectus supplement and the accompanying prospectus as "Johnson Controls."

        Johnson Controls' Building Efficiency business is a global market leader in designing, producing, marketing and installing integrated heating, ventilating and air conditioning (HVAC) systems, building management systems, controls, security and mechanical equipment. In addition, the Building Efficiency business provides technical services and energy management consulting. The Building Efficiency business also provides residential air conditioning and heating systems and industrial refrigeration products.

        Johnson Controls' Tyco business is a global market leader in providing security products and services, fire detection and suppression products and services, and life and safety products. The Tyco business designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems. In addition, the Tyco business manufactures and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems. The products and services are for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide.

        Johnson Controls' Power Solutions business is a leading global supplier of lead-acid automotive batteries for virtually every type of passenger car, light truck and utility vehicle. The Power Solutions business serves both automotive original equipment manufacturers (OEMs) and the general vehicle battery aftermarket. The Power Solutions business also supplies advanced battery technologies to power start-stop, hybrid and electric vehicles.

        Johnson Controls completed the Spin-Off on October 31, 2016.

        Johnson Controls' registered and principal office is located at 1 Albert Quay, Cork, Ireland, and its telephone number at that address is +353-21-426-0000. Johnson Controls' management office in the United States is located at 5757 North Green Bay Avenue Milwaukee, Wisconsin 53209.

Recent Developments

  Preliminary Results for the Quarter Ended December 31, 2016

        On February 1, 2017, Johnson Controls announced its unaudited preliminary financial results for the three months ended December 31, 2016, including the following:

  •
  For the three months ended December 31, 2016, net sales were $7,086 million, gross profit was $2,114 million, net income from continuing operations attributable to Johnson Controls shareholders was $372 million, and diluted earnings per share from continuing operations attributable to Johnson Controls shareholders was $0.39 per share.

  •
  As of December 31, 2016, total assets were $48,788 million, down from $51,627 million on a pro forma basis as of September 30, 2016. Our total debt as of December 31, 2016 was $13,250 million, an increase from $12,789 million on a pro forma basis as of September 30, 2016. Our cash and cash equivalents as of December 31, 2016 was $377 million, a decrease from $2,009 million on a pro forma basis as of September 30, 2016.

  •
  On December 5, 2016, the board of directors approved a quarterly cash dividend of $0.25 per share, payable on January 6, 2017 to shareholders of record as of the close of business on December 14, 2016.

        The Spin-Off was completed on October 31, 2016. Adient's historical financial results are reflected in the Johnson Controls' preliminary financial results for the three months ended December 31, 2016 and 2015 as a discontinued operation. See "Basis of Presentation."

        You should read this preliminary estimated financial information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in our annual report on Form 10-K for the year ended September 30, 2016, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and in conjunction with our unaudited pro forma financial statements under "Unaudited Pro Forma Consolidated Financial Information" below. Our preliminary unaudited financial results for the three months ended December 31, 2016 do not necessarily indicate the results that can be expected for our 2017 fiscal year.

        This preliminary financial information as of and for the three months ended December 31, 2016 has been prepared by and is the responsibility of our management. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary estimated financial information and does not express an opinion or any other form of assurance with respect thereto.

        We are currently preparing our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2016, which will be reviewed by PricewaterhouseCoopers LLP. Our actual results may differ materially from the preliminary information described above due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the three months ended December 31, 2016 are finalized and publicly reported, and the completion of the review by our independent registered public accounting firm, all of which will occur after this offering has been completed.

  Exchange Offers

        On December 28, 2016, Johnson Controls completed the Exchange Offers, which involved the offers to exchange validly tendered and accepted notes of certain series issued by JCI Inc. or TIFSA, as applicable, each of which is a wholly owned subsidiary of JCI plc, for new notes issued by JCI plc and the related solicitation of consents to amend the indentures governing the notes issued by JCI Inc. and TIFSA. The Exchange Offers were made pursuant to the terms and conditions set forth in Johnson Controls' prospectus, dated as of December 19, 2016, which forms a part of Johnson Controls'

Registration Statement on Form S-4 (File No. 333-214806) filed with the SEC on November 28, 2016 (as amended on December 8, 2016) and declared effective by the SEC on December 19, 2016.

        Pursuant to the Exchange Offers, approximately $5,649.1 million aggregate principal amount of U.S. dollar-denominated existing notes and approximately €422.6 million aggregate principal amount of the euro-denominated existing notes as set forth in our Current Report on Form 8-K filed with the SEC on December 28, 2016 were validly tendered and accepted and have been canceled. Following such cancellation, approximately $380.9 million aggregate principal amount of existing notes issued by JCI Inc. and TIFSA (not including certain euro-denominated notes issued by TIFSA) will remain outstanding across seventeen series of U.S. dollar-denominated existing notes, and approximately €77.4 million aggregate principal amount of existing notes of one series issued by TIFSA will remain outstanding. In connection with the settlement of the Exchange Offers, JCI plc issued approximately $5,649.1 million aggregate principal amount of new U.S. dollar-denominated notes and approximately €422.6 million aggregate principal amount of new euro-denominated notes on December 28, 2016 as set forth in our Current Report on Form 8-K filed with the SEC on December 28, 2016. The new notes are unsecured, unsubordinated obligations of JCI plc and rank equally in right of payment to JCI plc's existing and future indebtedness and other obligations that are not subordinated to the Notes.

The Offering

        The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the sections entitled "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Johnson Controls International plc, an Irish public limited company.
Securities Offered	$500,000,000 principal amount of 4.500% Senior Notes due 2047.
Maturity Date	The Notes will mature on February 15, 2047.
Interest Payment Dates	Interest in respect of the Notes shall be payable on February 15 and August 15 of each year, beginning on August 15, 2017.
Interest Rate	The Notes will bear interest at a rate of 4.500% per annum.
The date from which interest will accrue on the Notes will be February 7, 2017 or, if later, the most recent interest payment date to which interest has been paid or provided for.
Optional Redemption

Prior to August 15, 2046 (six months prior to the maturity date of the Notes), we may, at our option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a "make-whole" amount, plus, in either situation, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after August 15, 2046 (six months prior to the maturity date of the Notes), we may, at our option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

For more detailed information on the calculation of the redemption prices, see "Description of Notes—Optional Redemption."
Redemption for Tax Reasons	We may redeem all, but not less than all, of the Notes upon the occurrence of specified tax events described under "Description of Notes—Redemption Upon Changes in Withholding Taxes."
Form and Denomination

The Notes will be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global securities will be held in denominations of $2,000 and whole multiples of $1,000 in excess thereof.

Ranking

The Notes will be our unsecured, unsubordinated obligations. The Notes will rank senior in right of payment to JCI plc's existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to JCI plc's existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of JCI plc's secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by JCI plc's subsidiaries.

As of September 30, 2016, after giving pro forma effect to (i) the Spin-Off and the transactions related thereto and (ii) the Exchange Offers, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $6,338 million of which would have constituted debt of the subsidiaries of the consolidated company to which the Notes would have been structurally subordinated. As of September 30, 2016, Johnson Controls would have had no secured indebtedness outstanding.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the indenture governing the Notes (or have defeased the Notes as described therein), each holder of Notes will have the right to require us to purchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase. See "Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event."

Covenants	The indenture governing the Notes will limit the ability of JCI plc and its restricted subsidiaries to, among other things:
• incur certain liens and engage in certain sale and lease-back transactions; and
• in the case of JCI plc, merge or consolidate with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any person.
These covenants are subject to important limitations and exceptions. See "Description of Notes—Certain Covenants."
Listing	We intend to list the Notes on the New York Stock Exchange. Trading in the Notes is expected to begin within 30 days of the original issue date.

If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. The Notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

Use of Proceeds	We intend to use the net proceeds from the sale of the Notes for general corporate purposes. See "Use of Proceeds".
Governing Law	State of New York.
Trustee	U.S. Bank National Association.
Risk Factors

You should consider carefully all the information set forth herein under "Risk Factors" and set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016 before investing in the Notes.

Summary Historical and Pro Forma Consolidated Financial Data

        The following table sets forth summary historical and pro forma consolidated financial data of Johnson Controls.

        The historical data is derived from Johnson Controls' consolidated audited financial statements as of and for the three fiscal years ended September 30, 2016, 2015 and 2014, respectively, included in Johnson Controls' Annual Report on Form 10-K for the fiscal year ended September 30, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The financial data for the fiscal year ended September 30, 2016 includes Tyco's results of operations from the acquisition date of September 2, 2016 through September 30, 2016 and financial position as of September 30, 2016.

        The pro forma data is derived from Johnson Controls' unaudited pro forma consolidated financial statements as of September 30, 2016 and for the fiscal year ended September 30, 2016. The unaudited pro forma consolidated financial information reflect adjustments to Johnson Controls' historical financial results related to the:

  •
  Merger.  The unaudited pro forma consolidated statement of income for the year ended September 30, 2016 gives effect to the Merger as if it occurred at the beginning of this period on October 1, 2015.

  •
  Adient Discontinued Operations.  The unaudited pro forma consolidated statements of income reflect the removal of the Adient Discontinued Operations for the fiscal year ended September 30, 2016.

  •
  Spin-Off and related events.  The unaudited pro forma consolidated statements of income for the year ended September 30, 2016 give effect to the Spin-Off and related events as if they occurred at the beginning of this period on October 1, 2015. The unaudited pro forma consolidated statement of financial position gives effect to the Spin-Off and related events as if they occurred as of September 30, 2016, Johnson Controls' latest balance sheet date.

        The unaudited pro forma consolidated statements of income (i) are presented based on information currently available, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what Johnson Controls' operating results would have been had the Merger and Spin-Off occurred as described or what Johnson Controls' future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by Johnson Controls after the Merger and Spin-Off. In addition, the unaudited pro forma data appearing below does not give pro forma effect to the Exchange Offers or the incurrence or repayment of indebtedness of Johnson Controls or its subsidiaries after September 30, 2016 (except in connection with the Spin-Off and the transactions related thereto).

        The summary historical and unaudited pro forma consolidated financial data is not necessarily indicative of future results, and should be read together with the unaudited pro forma consolidated financial statements and related notes under "Unaudited Pro Forma Consolidated Financial Information" included in this prospectus supplement, and in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Johnson Controls' consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Pro Forma	Historical
	Year ended September 30,	Year ended September 30,
	2016(2)	2016	2015	2014
OPERATING RESULTS
Net sales	$29,647	$37,674	$37,179	$38,749
Income (loss) from continuing operations attributable to Johnson Controls(1)	1,137	(868)	1,439	1,404
Earnings (loss) per share from continuing operations(1)
Basic	$1.22	$(1.30)	$2.20	$2.11
Diluted	1.20	(1.30)	2.18	2.08

	Pro Forma	Historical
	September 30,	September 30,
	2016(3)	2016	2015	2014
FINANCIAL POSITION
Total assets	$51,627	$63,253	$29,622	$32,812
Long-term debt (including current portion)	11,711	15,234	6,558	6,497
Total debt	12,789	16,353	6,610	6,680
Shareholders' equity attributable to Johnson Controls	20,837	24,118	10,335	11,270

(1)
Historical income (loss) from continuing operations attributable to Johnson Controls includes $620 million, $397 million and $324 million of significant restructuring and impairment costs in fiscal year 2016, 2015 and 2014, respectively. It also includes $503 million, $422 million and $237 million of net mark-to-market charges on pension and postretirement plans in fiscal year 2016, 2015 and 2014, respectively. The preceding amounts are stated on a pre-tax basis.

(2)
The unaudited pro forma consolidated statement of income for the year ended September 30, 2016 (i) gives effect to the Merger as if it occurred at the beginning of this period on October 1, 2015, (ii) reflects the removal of the Adient Discontinued Operations, and (iii) reflects the Spin-Off and related events as if they occurred at the beginning of this period on October 1, 2015. See "Unaudited Pro Forma Consolidated Financial Information."

(3)
The unaudited pro forma consolidated statement of financial position as of September 30, 2016 gives effect to the Spin-Off and related events as if they occurred as of September 30, 2016, Johnson Controls' latest balance sheet date. See "Unaudited Pro Forma Consolidated Financial Information."

RISK FACTORS

        Investing in the Notes involves various risks, including the risks described below. The risks described below are not the only ones facing us. Our business also is subject to the risks that affect many other companies, such as competition, technological obsolescence, labor relations, general economic conditions, geopolitical events, climate change and international operations. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. You should carefully consider the following risks and the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016 before investing in the Notes.

The Notes will be effectively junior to all of JCI plc's secured obligations and to the obligations of its subsidiaries.

        The Notes will rank senior in right of payment to JCI plc's existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to JCI plc's existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of JCI plc's secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by JCI plc's subsidiaries.

        As such, in the event of a bankruptcy, examination, liquidation, administration, dissolution, reorganization or similar proceeding involving JCI plc or any of its subsidiaries, the assets of the affected entity could not be used to pay you until after:

  •
  all secured claims against JCI plc or any other affected entity have been fully paid; and

  •
  all other claims against any affected entity that is a subsidiary, including trade payables, have been fully paid.

        Holders of the Notes will participate ratably in Johnson Controls' remaining assets with all holders of its other unsecured, unsubordinated debt that is deemed to be of the same class as the Notes and potentially with all of its other general creditors based upon the respective amounts owed to each holder or creditor. If any of the foregoing events were to occur, JCI plc cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt or holders of indebtedness of its subsidiaries.

        As of September 30, 2016, after giving pro forma effect to (i) the Spin-Off and the transactions related thereto and (ii) the Exchange Offers, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $6,338 million of which would constitute debt of the subsidiaries of the consolidated company to which the Notes would have been structurally subordinated.

        As of September 30, 2016, Johnson Controls would have had no secured indebtedness outstanding.

        Johnson Controls will not be restricted under the terms of the Indenture (as defined below) or the Notes from incurring additional indebtedness. The terms of the Indenture will limit Johnson Controls' ability to secure additional debt without also securing the Notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions.

The Notes are obligations of JCI plc only, but JCI plc's operations are conducted through, and a substantial portion of its consolidated assets is held by, its subsidiaries.

        The Notes are obligations of JCI plc only. A substantial portion of JCI plc's consolidated assets are held by its subsidiaries, which means that JCI plc's ability to service its debt, including the Notes, depends on the results of operations of its subsidiaries and upon the ability of those subsidiaries to provide JCI plc with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on

JCI plc's obligations, including the Notes. JCI plc's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to JCI plc from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing Johnson Controls' debt requires a significant amount of cash, and Johnson Controls may not have sufficient cash flow from its business to pay its substantial debt.

        Johnson Controls' ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness, including the Notes offered hereby, depends on its future performance, which is subject to economic, financial, competitive and other factors beyond its control. Johnson Controls' business may not continue to generate cash flow from operations in the future sufficient to service its debt and make necessary capital expenditures. If Johnson Controls is unable to generate such cash flow, it may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Johnson Controls' ability to refinance its indebtedness will depend on the capital markets and its financial condition at that time. Johnson Controls may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on its debt obligations.

Despite Johnson Controls' current debt levels, Johnson Controls may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        Despite Johnson Controls' current debt levels, Johnson Controls and its subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in Johnson Controls' debt agreements, some of which may be secured debt. Johnson Controls will not be restricted under the terms of the Indenture or the Notes from incurring additional indebtedness. The terms of the Indenture will limit Johnson Controls' ability to secure additional debt without also securing the Notes and to enter into sale and leaseback transactions. However, these limitations apply only to principal property (of which Johnson Controls believes it currently has none), and are subject to numerous significant exceptions. In addition, the Notes do not require Johnson Controls to achieve or maintain any minimum financial results relating to its financial position or results of operations. Johnson Controls' ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the Indenture and the Notes could have the effect of diminishing its ability to make payments on the Notes when due, causing a loss in the trading value of your Notes, and increasing the risk that the credit rating of the Notes is lowered or withdrawn.

Johnson Controls' credit ratings may not reflect all risks of your investment in the Notes.

        The credit ratings assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that those credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by one or more rating agencies if, in that rating agency's judgment, circumstances so warrant.

        Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in Johnson Controls' credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market value of the Notes and increase its corporate borrowing costs.

There are limited covenants in the Indenture.

        Neither JCI plc nor any of its subsidiaries will be restricted under the terms of the Indenture or the Notes from incurring additional debt or other liabilities. If JCI plc or its subsidiaries incur additional debt or liabilities, JCI plc's ability to pay its obligations on the Notes, and the ability of JCI plc's subsidiaries to fund such payments on behalf of JCI plc, could be adversely affected. Johnson Controls expects that it will from time to time incur additional debt and other liabilities.

        In addition, (i) JCI plc and its subsidiaries are not restricted under the Indenture from granting security interests over its assets, except to the extent described under "Description of Notes—Certain Covenants—Limitation on Liens" in this prospectus supplement, or from paying dividends, making investments or issuing or repurchasing its securities, and (ii) there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you.

You may not be able to sell your Notes if active trading markets for the Notes do not develop.

        The Notes constitutes a new issue of securities, for which there is no existing trading market. Johnson Controls intends to list the Notes on the New York Stock Exchange. However, Johnson Controls cannot provide you with any assurance regarding whether active trading markets for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. If no active trading markets develop, you may be unable to resell the Notes at any price or at their fair market value or at all.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors.

        Johnson Controls believes that the value of the Notes in any secondary market that may develop will be affected by the supply of, and demand for, the Notes, interest rates and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what Johnson Controls expects to be the impact on the market value of the Notes of a change in a specific factor, assuming all other conditions remain constant.

  •
  United States Interest Rates.  Johnson Controls expects that the market value of the Notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the Notes may decrease. Johnson Controls cannot predict the future level of market interest rates.

  •
  Johnson Controls' Credit Rating, Financial Condition and Results of Operations.  Johnson Controls expects that the Notes will be rated by one or more nationally recognized statistical rating organizations. Any rating agency that rates the Notes may lower its rating or decide not to rate the Notes in its sole discretion. Actual or anticipated changes in Johnson Controls' credit ratings, financial condition or results of operations may affect the market value of the Notes. In general, if Johnson Controls' credit rating is downgraded, the market value of the Notes may decrease. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain any rating on the Notes, and therefore Johnson Controls cannot assure you that the ratings assigned to the Notes will not be lowered or withdrawn by the assigning rating agency at any time thereafter.

        The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your Notes. In addition, real or anticipated changes in Johnson Controls' credit ratings will generally affect any trading market, if any, for, or trading value of, your Notes. You should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances. See "—Johnson Controls' credit ratings may not reflect all risks of your investment in the Notes."

Johnson Controls may not be able to repurchase all of the Notes upon a Change of Control Triggering Event.

        As described under "Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event," Johnson Controls will be required to offer to purchase the Notes upon the occurrence of a Change of Control Triggering Event. Johnson Controls may not have sufficient funds to purchase the Notes in cash at that time or have the ability to arrange financing on acceptable terms. If we are unable to purchase the Notes as required upon the occurrence of a Change of Control Triggering Event, it would result in a default under the Indenture. A default under the Indenture could also lead to a default under the agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the Notes.

Redemption may adversely affect your return on the Notes.

        Johnson Controls has the right to redeem some or all of the Notes prior to maturity, as described under "Description of Notes—Optional Redemption." Johnson Controls may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

The Proposed Financial Transaction Tax (FTT)

        On February 14, 2013, the European Commission published a proposal (the "Commission's Proposal") for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the "participating Member States" although Estonia has since stated that it will not participate).

        The Commission's Proposal has very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances.

        Under the Commission's Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

        However, the FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $490 million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the sale of the Notes for general corporate purposes. General corporate purposes may include acquisitions, additions to working capital, repurchase of ordinary shares, dividends, capital expenditures, investments in our subsidiaries and repayment of indebtedness, including repayment of a portion of our outstanding commercial paper. As of January 31, 2017, our outstanding commercial paper borrowings had a weighted average interest rate of 0.97% and a weighted average maturity of 3.4 days. Pending such use, the net proceeds may be invested in short-term, investment-grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.

CAPITALIZATION

        The following table sets forth, as of September 30, 2016, our consolidated cash and cash equivalents and total capitalization:

  •
  on an actual basis;

  •
  on an adjusted basis to give effect to the Spin-Off and transactions related thereto; and

  •
  on an as further adjusted basis to give effect to the sale of the Notes.

        You should read the table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto which are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2016
	Actual	As Adjusted	Further As Adjusted
	(in millions)
Cash and cash equivalents	$684	$2,009	$2,499

Short-term debt	$1,119	$1,078	$1,078

Long-term debt: (including current portion)(1)
Notes due in fiscal years 2017 - 2064	$14,743	$11,224	$11,224
2047 Notes offered hereby	—	—	500
Other	491	487	487

Total long-term debt	15,234	11,711	12,211

Shareholders' equity:
Ordinary shares	9	9	9
Capital in excess of par value	16,105	16,105	16,105
Retained earnings	9,177	5,389	5,389
Treasury shares, at cost	(20)	(20)	(20)
Accumulated other comprehensive loss	(1,153)	(646)	(646)
Equity attributable to noncontrolling interest	972	841	841

Total equity	25,090	21,678	21,678

Total debt and total equity	$41,443	$34,467	$34,967

(1)
Includes current portion of total debt of $628, actual, $590, as adjusted, and $590, as further adjusted.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Johnson Controls' historical ratio of earnings to fixed charges for the periods indicated, together with a pro forma ratio of earnings to fixed charges for the year ended September 30, 2016, giving effect to the Merger, the Spin-Off and the transactions related thereto and completion of the Exchange Offers, as if they had occurred on October 1, 2015. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement and the unaudited pro forma consolidated financial information included or incorporated by reference in this prospectus supplement.

	Pro Forma	As Reported
(Dollars in millions)	2016	2016	2015	2014	2013	2012
Income (loss) from continuing operations attributable to Johnson Controls	$1,121	$(868)	$1,439	$1,404	$992	$1,003
Income tax provision	264	2,238	600	407	674	108
Income attributable to noncontrolling interests	129	216	112	105	102	119
Income from equity affiliates	(286)	(531)	(375)	(395)	(399)	(338)
Distributed income of equity affiliates	78	277	231	204	210	190
Amortization of previously capitalized interest	12	16	16	16	18	9
Fixed charges less capitalized interest	862	450	425	406	414	387

Earnings	$2,180	$1,798	$2,448	$2,147	$2,011	$1,478

Fixed charges:
Interest incurred and amortization of debt expense	$685	$335	$316	$286	$305	$298
Estimated portion of interest in rent expense	194	134	134	148	151	144

Fixed charges	879	469	450	434	456	442
Less: Interest capitalized during the period	(17)	(19)	(25)	(28)	(42)	(55)

Fixed charges less capitalized interest	$862	$450	$425	$406	$414	$387

Ratio of earnings to fixed charges	2.5	3.8	5.4	4.9	4.4	3.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Merger

        On September 2, 2016, JCI Inc. and Tyco completed their combination pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 24, 2016, as amended by Amendment No. 1, dated as of July 1, 2016, by and among JCI Inc., Tyco and certain other parties named therein, including Jagara Merger Sub LLC, an indirect wholly owned subsidiary of Tyco ("Merger Sub"). Pursuant to the terms of the Merger Agreement, on September 2, 2016, Merger Sub merged with and into JCI Inc., with JCI Inc. being the surviving corporation in the Merger and a wholly owned, indirect subsidiary of Tyco. Following the Merger, Tyco changed its name to Johnson Controls International plc.

        The Merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with ASC 805, "Business Combinations." JCI Inc. was the accounting acquirer for financial reporting purposes. Accordingly, the historical consolidated financial statements of JCI Inc. for periods prior to this transaction are considered to be the historic financial statements of Johnson Controls.

Spin-Off of Adient

        On October 31, 2016 (the "Distribution Date"), Johnson Controls completed the Spin-Off. On October 31, 2016, each of Johnson Controls' shareholders of record as of the close of business on October 19, 2016 (the "Record Date") received one ordinary share of Adient for every ten ordinary shares of Johnson Controls held at the close of business on the Record Date. Johnson Controls shareholders received cash in lieu of fractional shares of Adient (if any). Adient is now an independent public company trading under the symbol "ADNT" on the New York Stock Exchange.

        After the Distribution Date, Johnson Controls does not beneficially own any ordinary shares of Adient and will no longer consolidate Adient within its financial results. Beginning in the first quarter of fiscal 2017, Adient's historical financial results for periods prior to the Distribution Date will be reflected in Johnson Controls' consolidated financial statements as a discontinued operation (the "Adient Discontinued Operations").

Unaudited Pro Forma Consolidated Financial Information

        The following unaudited pro forma consolidated financial statements as of September 30, 2016, and for the years ended September 30, 2016, 2015 and 2014, reflect adjustments to Johnson Controls' historical financial results related to the:

  •
  Merger. The unaudited pro forma consolidated statement of income for the year ended September 30, 2016 gives effect to the Merger as if it occurred at the beginning of this period on October 1, 2015.

  •
  Adient Discontinued Operations. The unaudited pro forma consolidated statements of income reflect the removal of the Adient Discontinued Operations in all periods presented.

  •
  Spin-Off and related events. The unaudited pro forma consolidated statements of income for the year ended September 30, 2016 give effect to the Spin-Off and related events as if they occurred at the beginning of this period on October 1, 2015. The unaudited pro forma consolidated statement of financial position gives effect to the Spin-Off and related events as if they occurred as of September 30, 2016, Johnson Controls' latest balance sheet date.

        The unaudited pro forma consolidated statements of income (i) are presented based on information currently available, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what Johnson Controls' operating results would have been had the Merger and Spin-Off occurred as described or what Johnson Controls' future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by Johnson Controls after the Merger and Spin-Off.

        The unaudited pro forma consolidated financial statements and the accompanying notes should be read together with the historical financial statements of Johnson Controls as of and for the year ended September 30, 2016 and the related notes included in Johnson Controls' Annual Report on Form 10-K for the year ended September 30, 2016 that Johnson Controls filed with the SEC on November 23, 2016.

        In the enclosed unaudited pro forma consolidated statements of income and unaudited pro forma consolidated statement of financial position, the amounts reflected in the columns presented are described below:

Historical Johnson Controls

        This column reflects Johnson Controls' historical financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related events.

        The historical Johnson Controls consolidated statement of financial position as of September 30, 2016 and the consolidated statement of income for the years ended September 30, 2016, 2015 and 2014 were derived from Johnson Controls' audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2016.

        As discussed in Johnson Controls' Annual Report on Form 10-K, on September 2, 2016, JCI Inc. and Tyco completed their combination pursuant to the Merger Agreement. The Merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with ASC 805, "Business Combinations." JCI Inc. was the accounting acquirer for financial reporting purposes. Accordingly, (1) the historical consolidated financial statements of JCI Inc. for periods prior to September 3, 2016 are considered to be the historic financial statements of Johnson Controls for such periods, and (2) the financial results for Tyco are included in the historic financial statements of Johnson Controls for periods on and after September 3, 2016.

Impact of Merger

        The unaudited pro forma consolidated financial information primarily gives effect to the following:

  •
  Tyco's results of operations for the eleven months ended September 2, 2016;

  •
  adjustments to conform the accounting policies of Tyco to those of Johnson Controls;

  •
  application of the acquisition method of accounting in connection with the Merger;

  •
  issuance of new equity in connection with the Merger; and

  •
  Tyco's 0.955 for 1 share consolidation in connection with the Merger.

        The unaudited pro forma consolidated statement of income has been presented for informational purposes only and is not necessarily indicative of what Johnson Controls' results of operations actually would have been had the combination been completed as of the date indicated. In addition, the unaudited pro forma consolidated statement of income does not purport to project the future operating results of Johnson Controls. The accompanying unaudited pro forma consolidated statement of income does not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction or integration related costs.

        The unaudited pro forma consolidated statement of income has been prepared using the acquisition method of accounting under existing U.S. GAAP standards. Johnson Controls is the acquirer in the Merger for accounting purposes and Tyco is the acquiree. As Johnson Controls finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments may be recorded during the measurement period in fiscal 2017. Fair value estimates are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact Johnson Controls' results of operations. The finalization of the purchase accounting assessment may result in a change in the valuation of assets acquired and liabilities assumed and may have a material impact on Johnson Controls' results of operations and financial position.

Adient Discontinued Operations

        The unaudited pro forma financial information related to the Adient Discontinued Operations has been prepared in accordance with the discontinued operations guidance in ASC 205, "Financial Statement Presentation" and therefore does not reflect what Johnson Controls' or Adient's results of operations would have been on a stand-alone basis and are not necessarily indicative of Johnson Controls' or Adient's future results of operations. As such, the unaudited pro forma combined financial statements of income do not allocate any general corporate overhead expenses of Johnson Controls to Adient.

        The information in the Adient Discontinued Operations column in the unaudited pro forma consolidated statements of income was prepared based on the Johnson Controls' annual audited financial statements and only include costs that are directly attributable to the operating results of Adient.

Spin-Off Pro Forma Adjustments

        The unaudited pro forma consolidated financial statements as of and for the year ended September 30, 2016 include the following additional pro forma adjustments which are further described in the accompanying notes:

  •
  Adjustment to remove non-recurring Spin-Off separation costs incurred to date from the unaudited pro forma consolidated statements of income.

  •
  Recognition of the recapitalization of equity to reflect the distribution of the Adient net assets, including a $3,000 million dividend from Adient to Johnson Controls.

JOHNSON CONTROLS INTERNATIONAL PLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDED SEPTEMBER 30, 2016

(in millions, except share data)

	Historical Johnson Controls	Impact of Merger(a)	Pro Forma Merger Sub-Total	Adient Discontinued Operations	Spin-Off Pro Forma Adjustments		Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$33,635	$5,288	$38,923	$(16,837)	$—		$22,086
Services	4,039	3,522	7,561	—	—		7,561

	37,674	8,810	46,484	(16,837)	—		29,647
Cost of sales
Products and systems	27,625	3,363	30,988	(15,177)	—		15,811
Services	2,735	1,881	4,616	—	—		4,616

	30,360	5,244	35,604	(15,177)	—		20,427

Gross profit	7,314	3,566	10,880	(1,660)	—		9,220
Selling, general and administrative expenses	(5,325)	(2,880)	(8,205)	1,135	51	(c)	(7,019)
Restructuring and impairment costs	(620)	(21)	(641)	332	—		(309)
Net financing charges	(314)	(359)	(673)	25	—		(648)
Equity income	531	112	643	(357)	—		286

Income from continuing operations before income taxes	1,586	418	2,004	(525)	51		1,530
Income tax provision	2,238	64	2,302	(2,041)	3	(d)	264

Net income (loss) from continuing operations	(652)	354	(298)	1,516	48		1,266
Income (loss) from continuing operations attributable to noncontrolling interests	216	(3)	213	(84)	—		129

Net income (loss) from continuing operations attributable to Johnson Controls	$(868)	$357	$(511)	$1,600	$48		$1,137

Basic earnings (loss) per share attributable to Johnson Controls from continuing operations	$(1.30)		$(0.55)				$1.22
Diluted earnings (loss) per share attributable to Johnson Controls from continuing operations	$(1.30)		$(0.55)				$1.20
Weighted average number of shares outstanding:
Basic	667.4		935.5 (b)				935.5 (b)
Diluted	667.4		935.5 (b)				946.2 (b)

JOHNSON CONTROLS INTERNATIONAL PLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDED SEPTEMBER 30, 2015

(in millions, except share data)

	Historical Johnson Controls	Adient Discontinued Operations	Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$33,513	$(20,079)	$13,434
Services	3,666	—	3,666

	37,179	(20,079)	17,100
Cost of sales
Products and systems	28,214	(18,163)	10,051
Services	2,518	—	2,518

	30,732	(18,163)	12,569

Gross profit	6,447	(1,916)	4,531
Selling, general and administrative expenses	(3,986)	795	(3,191)
Restructuring and impairment costs	(397)	182	(215)
Net financing charges	(288)	14	(274)
Equity income	375	(295)	80

Income from continuing operations before income taxes	2,151	(1,220)	931
Income tax provision	600	(529)	71

Net income from continuing operations	1,551	(691)	860
Income from continuing operations attributable to noncontrolling interests	112	(66)	46

Net income from continuing operations attributable to Johnson Controls	$1,439	$(625)	$814

Basic earnings per share attributable to Johnson Controls from continuing operations	$2.20		$1.24
Diluted earnings per share attributable to Johnson Controls from continuing operations	$2.18		$1.23
Weighted average number of shares outstanding:
Basic	655.2		655.2
Diluted	661.5		661.5

JOHNSON CONTROLS INTERNATIONAL PLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDED SEPTEMBER 30, 2014

(in millions, except share data)

	Historical Johnson Controls	Adient Discontinued Operations	Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$34,978	$(22,032)	$12,946
Services	3,771	—	3,771

	38,749	(22,032)	16,717
Cost of sales
Products and systems	29,910	(20,039)	9,871
Services	2,534	—	2,534

	32,444	(20,039)	12,405

Gross profit	6,305	(1,993)	4,312
Selling, general and administrative expenses	(4,216)	1,222	(2,994)
Restructuring and impairment costs	(324)	159	(165)
Net financing charges	(244)	18	(226)
Equity income	395	(285)	110

Income from continuing operations before income taxes	1,916	(879)	1,037
Income tax provision	407	(314)	93

Net income from continuing operations	1,509	(565)	944
Income from continuing operations attributable to noncontrolling interests	105	(67)	38

Net income from continuing operations attributable to Johnson Controls	$1,404	$(498)	$906

Basic earnings per share attributable to Johnson Controls from continuing operations	$2.11		$1.36
Diluted earnings per share attributable to Johnson Controls from continuing operations	$2.08		$1.34
Weighted average number of shares outstanding:
Basic	666.9		666.9
Diluted	674.8		674.8

JOHNSON CONTROLS INTERNATIONAL PLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF SEPTEMBER 30, 2016

(in millions)

	Historical Johnson Controls	Adient Discontinued Operations	Spin-Off Pro Forma Adjustments		Pro Forma Johnson Controls Continuing Operations
Assets
Cash and cash equivalents	$684	$(105)	$1,430	(c),(e)	$2,009
Cash in escrow related to Adient debt	2,034	(2,034)	—		—
Accounts receivable—net	8,018	(2,071)	—		5,947
Inventories	3,560	(672)	—		2,888
Assets held for sale	174	—	—		174
Other current assets	2,639	(756)	—		1,883

Current assets	17,109	(5,638)	1,430		12,901

Property, plant and equipment—net	7,872	(2,240)	—		5,632
Goodwill	23,409	(2,385)	—		21,024
Other intangible assets—net	7,653	(113)	—		7,540
Investments in partially-owned affiliates	2,735	(1,745)	—		990
Other noncurrent assets	4,475	(935)	—		3,540

Total assets	$63,253	$(13,056)	$1,430		$51,627

Liabilities and Equity
Short-term debt	$1,119	$(41)	$—		$1,078
Current portion of long-term debt	628	(38)	—		590
Accounts payable	6,764	(2,764)	—		4,000
Accrued compensation and benefits	1,763	(430)	—		1,333
Liabilities held for sale	28	—	—		28
Other current liabilities	5,991	(975)	—		5,016

Current liabilities	16,293	(4,248)	—		12,045

Long-term debt	14,606	(3,485)	—		11,121
Pension and postretirement benefits	1,738	(188)	—		1,550
Other noncurrent liabilities	5,292	(259)	—		5,033

Long-term liabilities	21,636	(3,932)	—		17,704

Redeemable noncontrolling interests	234	(34)	—		200
Ordinary shares	9	—	—		9
Capital in excess of par value	16,105	—	—		16,105
Retained earnings	9,177	(5,218)	1,430	(c),(e)	5,389
Ordinary shares held in treasury, at cost	(20)	—	—		(20)
Accumulated other comprehensive loss	(1,153)	507	—		(646)

Shareholders' equity attributable to Johnson Controls	24,118	(4,711)	1,430		20,837
Noncontrolling interests	972	(131)	—		841

Total equity	25,090	(4,842)	1,430		21,678

Total liabilities and equity	$63,253	$(13,056)	$1,430		$51,627

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma consolidated financial statements as of and for the year ended September 30, 2016 include the following adjustments:

(a)
In order to reflect the occurrence of the acquisition on October 1, 2015, the unaudited pro forma results include adjustments to reflect, among other things, the incremental recurring intangible asset amortization to be incurred based on the preliminary values of each identifiable intangible asset, the change in timing of defined benefit plans' mark-to-market gain or loss recognition, interest expense from debt financing obtained to fund the cash consideration paid to JCI Inc. shareholders, and the elimination of merger transaction costs and nonrecurring purchasing accounting adjustments. These pro forma amounts are not necessarily indicative of the results that would have been obtained if the acquisition had occurred as of the beginning of the period presented or that may occur in the future, and does not reflect future synergies, integration costs, or other such costs or savings.

(b)
The unaudited pro forma weighted average number of basic shares outstanding is calculated as follows (in millions, except share consolidation ratio and per share amounts):

Pre-merger Tyco shares outstanding	427.2
Share consolidation ratio	0.955

Post-share consolidation Tyco shares	408.0
Johnson Controls Inc. shares outstanding	638.3
Cash contributed by Tyco used to purchase shares of Johnson Controls Inc.	$3,864
Johnson Controls Inc. per share consideration	$34.88
Reduction in shares due to cash consideration paid by Tyco	(110.8)
Adjusted Johnson Controls Inc. shares outstanding (1:1 exchange ratio)	527.5

Shares outstanding	935.5

The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding the effect of dilutive securities to the unaudited pro forma weighted average number of basic shares outstanding as follows (in millions):

Pro forma weighted basic shares outstanding	935.5
Dilutive impact of Johnson Controls and Tyco awards outstanding	10.7

Adjusted weighted average shares outstanding—Diluted	946.2
(c)
Removal of $51 million of Adient separation costs in the year ended September 30, 2016. These costs directly relate to the Spin-Off of Adient and will not recur and as such, have been removed from the unaudited pro forma consolidated statement of income. On the unaudited pro forma consolidated statement of financial position, we have reflected a pro forma accrual of approximately $70 million of estimated Adient separation costs that Johnson Controls expects to incur subsequent to September 30, 2016 to complete the Spin-Off.

(d)
The tax effects of pro forma adjustment (c) reflect the tax benefit recorded at the time the costs were incurred.

(e)
In connection with the Spin-Off, Adient has obtained $3,500 million in debt financing. Approximately $500 million of the proceeds of such financing remain with Adient following the Spin-Off, with approximately $3,000 million distributed to Johnson Controls prior to the completion of the Spin-Off. As of September 30, 2016, approximately $1,500 million was received by Johnson Controls.

DESCRIPTION OF NOTES

        Capitalized terms used in this "Description of Notes" section and not otherwise defined have the meanings set forth under the heading "—Definitions" below. For purposes of this "Description of Notes" section, (a) the terms "JCI plc," "we," and "us" refer only to Johnson Controls International plc, a public limited company organized under the laws of Ireland, and its successors permitted by the terms of the Indenture (as defined below) and (b) the term "Johnson Controls" refers to Johnson Controls International plc and its consolidated subsidiaries.

        We are offering $500,000,000 initial aggregate principal amount of our 4.500% Senior Notes due 2047. The Notes will constitute a single series of unsecured, unsubordinated debt securities described in the accompanying prospectus. The following description supplements, and to the extent it is inconsistent with replaces, the description of the general terms and provisions contained in "Description of Debt Securities" in the accompanying prospectus.

        The Notes will be issued under the Indenture, dated as of December 28, 2016 (the "Base Indenture"), between JCI plc and U.S. Bank National Association, as trustee (the "Trustee") and a Second Supplemental Indenture relating to the Notes to be entered into between JCI plc and the Trustee (together with the Base Indenture, the "Indenture"). The terms of the Notes will include those expressly set forth in such notes and the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        This description is a summary of the material provisions of the Notes and the Indenture. This description does not restate those agreements and instruments in their entirety. We urge you to read the Notes and the Indenture because they, not the summaries below and in the accompanying prospectus, will define the rights of holders of the Notes.

General

        The Notes will be unsecured, unsubordinated obligations of JCI plc. The Notes will rank senior in right of payment to JCI plc's existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to JCI plc's existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of JCI plc's secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by JCI plc's subsidiaries.

        As of September 30, 2016, after giving pro forma effect to (i) the spin-off of Adient and the transactions related thereto and (ii) the Exchange Offers, Johnson Controls would have had outstanding, on a consolidated basis, approximately $12,789 million of total debt, $6,338 million of which would constitute debt of the subsidiaries of the consolidated company to which the Notes would have been structurally subordinated.

        As of September 30, 2016, Johnson Controls would have had no secured indebtedness outstanding.

        The Notes will be issued in book-entry form, represented by one or more Global Securities (as defined below), and delivered through the facilities of DTC.

        The Notes will be issued in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof.

        The Notes will mature on February 15, 2047 and will bear interest at a rate of 4.500% per annum. The date from which interest will accrue on the Notes will be February 7, 2017 or, if later, the most recent interest payment date to which interest has been paid or provided for. Interest in respect of the Notes shall be payable on February 15 and August 15 of each year, beginning on August 15, 2017, to the applicable holders of record at the close of business on the February 1 and August 1, as the case may be, next preceding such interest payment date. The basis upon which interest shall be calculated will be that of a 360-day year consisting of twelve 30-day months.

        Except as provided below, the Notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstance or otherwise. The Notes will not have the benefit of any sinking fund. The Notes are not convertible into or exchangeable for shares or other securities of JCI plc.

Indenture May Be Used for Future Issuances

        We may, without the consent of the then existing holders of the Notes, "re-open" and issue additional Notes, which additional Notes will have the same terms as the Notes offered hereby except for the issue price, issue date and, under some circumstances, the first interest payment date; provided that, if such additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP, ISIN and/or other identifying number, as applicable. Additional Notes issued in this manner will form a single series with the Notes offered hereby.

        In addition, the Indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class. Debt securities issued pursuant to the Indenture may have terms that differ from those of the Notes offered hereby, as set forth in Section 2.01 of the Indenture.

Optional Redemption

        Prior to August 15, 2046 (six months prior to the maturity date of the Notes) (the "Par Call Date"), JCI plc may, at its option, redeem the Notes, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least $2,000), at a redemption price equal to the greater of:

          (i)    100% of the principal amount of the Notes to be redeemed, and

          (ii)   as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 25 basis points, plus, in either situation (i) or (ii), accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after the Par Call Date, JCI plc may, at its option, redeem the Notes, in whole at any time or in part from time to time (in $1,000 increments, provided that any remaining principal amount thereof shall be at least $2,000), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        "Adjusted Redemption Treasury Rate," with respect to any redemption date for the Notes, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the

Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such redemption date.

        "Comparable Redemption Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed if the Notes matured on the Par Call Date that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to such remaining term of the Notes.

        "Comparable Redemption Treasury Price," with respect to any redemption date for the Notes, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means one of the Redemption Reference Treasury Dealers appointed by us.

        "Quotation Agent" means a Redemption Reference Treasury Dealer appointed as such agent by JCI plc.

        "Redemption Reference Treasury Dealer" means (1) each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (or their respective Affiliates that are Primary Treasury Dealers (as defined below)) and their respective successors and (2) two other Primary Treasury Dealers selected by JCI plc after consultation with the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), JCI plc will substitute therefor another Primary Treasury Dealer.

        "Redemption Reference Treasury Dealer Quotations," with respect to each Redemption Reference Treasury Dealer and any redemption date for the Notes, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the redemption date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third business day preceding such redemption date.

Redemption Upon Changes in Withholding Taxes

        JCI plc may redeem all, but not less than all, of the Notes under the following conditions:

  •
  if there is an amendment to, or change in, the laws or regulations of a Relevant Taxing Jurisdiction (as defined below) or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to JCI plc, which amendment or change is announced on or after the date of issuance of the Notes (or, in the case of any Relevant Taxing Jurisdiction that becomes a Relevant Taxing Jurisdiction after such date of issuance, after such later date);

  •
  as a result of such amendment or change, JCI plc becomes, or there is a material probability that JCI plc will become, obligated to pay Additional Amounts (as defined below), on the next payment date with respect to the Notes;

  •
  JCI plc delivers to the Trustee a written opinion of independent tax counsel to JCI plc of recognized standing to the effect that JCI plc has, or there is a material probability that it will become, obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; and

  •
  following the delivery of the opinion described in the previous bullet point, JCI plc provides notice of redemption not less than 30 days, but not more than 90 days, prior to the redemption date. The notice of redemption cannot be given more than 90 days before the earliest date on which JCI plc would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

        Upon the occurrence of each of the bullet points above, JCI plc may redeem the Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        The foregoing provisions shall apply mutatis mutandis to any Successor Person (as defined below) to JCI plc.

Notice of Redemption

        Notice of any redemption will be mailed, or delivered electronically if the Notes are held by any depositary, at least 30 days but not more than 90 days before the date fixed for such redemption to each holder of Notes to be redeemed. If less than all the Notes are to be redeemed, the Trustee will select the outstanding Notes to be redeemed in accordance with a method that complies with the requirements, if any, of any stock exchange on which the Notes are listed, and the applicable procedures of the depositary, if the Notes are held by any depositary; provided, however, that with respect to any Notes not listed on any stock exchange and/or held by a depositary, the Trustee will select such Notes by lot or by such other method that the Trustee considers fair and appropriate.

        Interest on such Notes or portions of Notes will cease to accrue on and after the date fixed for redemption, unless JCI plc defaults in the payment of such redemption price and accrued interest (if any) with respect to any such Note or portion thereof.

        If any redemption date of any Note is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal redemption date and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

        All payments in respect of the Notes will be made by JCI plc free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature ("Taxes") unless the withholding or deduction of such Taxes is required by law.

        In the event that JCI plc is required to withhold or deduct any amount for or on account of any Taxes imposed or levied by or on behalf of Ireland or any other jurisdiction (other than the United States of America) in which JCI plc is organized, resident or doing business for tax purposes or from or through which payments by or on behalf of JCI plc are made, or any political subdivision or any authority thereof or therein (each, but not including the United States of America or any political subdivision or any authority thereof or therein, a "Relevant Taxing Jurisdiction") from any payment made under or with respect to any Note, JCI plc will pay such additional amounts ("Additional Amounts") so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

        Additional Amounts will not be payable with respect to a payment made to a holder of Notes or a holder of beneficial interests in Global Securities where such holder is subject to taxation on such payment by the Relevant Taxing Jurisdiction for any reason other than such Person's mere ownership of the Notes or beneficial interests or for or on account of:

  •
  any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a Person holding a power over an estate or trust administered by a fiduciary holder:

  •
  is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Relevant Taxing Jurisdiction or has or had a permanent establishment in the Relevant Taxing Jurisdiction;

  •
  has or had any present or former connection (other than the mere fact of ownership of such Notes) with the Relevant Taxing Jurisdiction, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

  •
  any estate, inheritance, gift, transfer, excise, personal property or similar Taxes imposed with respect to the Notes;

  •
  any Taxes imposed solely as a result of the presentation of such Notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such Notes been presented for payment on any date during such 30-day period;

  •
  any Taxes imposed or withheld solely as a result of the failure of such holder or any other Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, if such compliance is required by statute or regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

  •
  any Taxes that are payable by any method other than withholding or deduction by JCI plc or any paying agent from payments in respect of such Notes;

  •
  any Taxes required to be withheld by any paying agent from any payment in respect of any Notes if such payment can be made without such withholding by at least one other paying agent;

  •
  any withholding or deduction for Taxes which would not have been imposed if the Notes had been presented to another paying agent in a Member State of the European Union;

  •
  any withholding or deduction required pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor provisions), any regulations, rules, practices or agreements entered into pursuant thereto, official interpretations thereof or any law implementing an intergovernmental approach thereto; or

  •
  any combination of the above conditions.

        Additional Amounts also will not be payable to any holder of Notes or the holder of a beneficial interest in a global Note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such Note or holder of such beneficial interests in such Note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

        JCI plc also:

  •
  will make such withholding or deduction of Taxes;

  •
  will remit the full amount of Taxes so deducted or withheld to the relevant tax authority in accordance with all applicable laws;

  •
  will use its commercially reasonable efforts to obtain from each relevant tax authority imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

  •
  upon request, will make available to the holders of the Notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by JCI plc (unless, notwithstanding JCI plc's efforts to obtain such receipts, the same are not obtainable).

        At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if JCI plc will be obligated to pay Additional Amounts with respect to such payment, JCI plc will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to holders of such Notes on the payment date.

        In addition, JCI plc will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in a Relevant Taxing Jurisdiction in respect of the creation, issue, offering, enforcement, redemption or retirement of the Notes.

        Upon JCI plc's request, each holder and beneficial owner shall provide a properly completed and executed IRS Form W-9 or IRS Form W-8, as applicable, as would have been applicable if JCI plc were incorporated in the United States of America, any State thereof or the District of Columbia.

        The foregoing provisions shall survive any termination or the discharge of the Indenture and shall apply mutatis mutandis to any Successor Person to JCI plc.

        Whenever in the Indenture, any Notes, or in this "Description of Notes" there is mentioned, in any context, the payment of principal, premium, if any, redemption price, repurchase price, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include the payment of Additional Amounts to the extent payable in the particular context.

Offer to Repurchase Upon Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of Notes will have the right to require us to purchase all or a portion of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment"). If the Change of Control Payment Date (as defined below) falls on a day that is not a business day, the related payment of the Change of Control Payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

        Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, or deliver electronically if the Notes are held by any depositary, a notice to each holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically (or, in the case of a notice mailed or delivered electronically prior to the date of consummation of a Change of Control, no earlier than 30 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed or delivered electronically prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept or cause a third party to accept for payment all Notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit or cause a third party to deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all Notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes being repurchased.

        We will not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment on the Change of Control Payment Date.

        We must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of JCI plc and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of JCI plc and its subsidiaries taken as a whole to another "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Certain Covenants

        The Indenture contains the following covenants:

Limitation on Liens

        JCI plc will not, and will not permit any Restricted Subsidiary to, issue, incur, assume or guarantee any Indebtedness that is secured by a lien upon any asset that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Notes and any other debt securities issued pursuant to the Base Indenture (together with, if JCI plc shall so determine, any other Indebtedness of JCI plc ranking equally with the Notes and any other debt securities issued pursuant to the Base Indenture, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at JCI plc's option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

  •
  liens existing on the date the Notes are first issued;

  •
  liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

  •
  liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by JCI plc or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by JCI plc or any Restricted Subsidiary; provided, however, that no such lien shall extend to any other Principal Property of JCI plc or such Restricted Subsidiary prior to such acquisition or to any other Principal Property thereafter acquired other than additions to such acquired property;

  •
  liens on any Principal Property existing at the time of acquisition thereof by JCI plc or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by JCI plc or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by JCI plc or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other Principal Property, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

  •
  liens securing Indebtedness owing by any Restricted Subsidiary to JCI plc or a subsidiary thereof;

  •
  liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal

    Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

  •
  pledges, liens or deposits under workers' compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which JCI plc or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of JCI plc or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which JCI plc or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

  •
  liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against JCI plc or any Restricted Subsidiary with respect to which JCI plc or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by JCI plc or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which JCI plc or such Restricted Subsidiary is a party;

  •
  liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of JCI plc or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of JCI plc, do not materially impair the use of such assets in the operation of the business of JCI plc or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

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  liens to secure JCI plc's or any Restricted Subsidiary's obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

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  liens not permitted by the foregoing clauses, inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of JCI plc and its Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing bullets, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet under "Limitation on Sale and Lease-Back Transactions" below, do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

  •
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullets inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under the foregoing bullets shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus any premium, fee, cost, expense or charge payable in connection with any such extension, renewal or replacement), and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor, that secured the lien so extended, renewed or replaced, plus improvements and construction on such assets.

Limitation on Sale and Lease-Back Transactions

        JCI plc will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

  •
  JCI plc or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Notes pursuant to the covenant described under "Limitations on Liens" above; or

  •
  the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by JCI plc's Board of Directors in good faith, and an amount equal to the net proceeds from the sale of the assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption or prepayment provision) of the Notes and any other debt securities issued pursuant to the Base Indenture, or of Funded Indebtedness ranking on a parity with or senior to the Notes and any other debt securities issued pursuant to the Base Indenture; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the Notes and any other debt securities issued pursuant to the Base Indenture delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by JCI plc within such 180-day period, excluding retirements of the Notes and any other debt securities issued pursuant to the Base Indenture and other Funded Indebtedness at maturity or pursuant to mandatory sinking fund or mandatory redemption or prepayment provisions.

Merger and Consolidation

        JCI plc will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

          (1)   the resulting, surviving or transferee Person (the "Successor Person") will be a corporation, limited liability company, public limited company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the Notes are first issued or (z) Switzerland; provided that the Successor Person (if not JCI plc) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of JCI plc under the Notes and the Indenture;

          (2)   immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

          (3)   JCI plc shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel under the Indenture, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among JCI plc and its subsidiaries shall not be prohibited under the Indenture and (B) JCI plc may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating JCI plc in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Notes are first issued or Switzerland to realize tax or other benefits.

        The Successor Person will succeed to, and be substituted for, and may exercise every right and power of, JCI plc under the Indenture, and the predecessor issuer, other than in the case of a lease, will be automatically released from all obligations under the Notes and the Indenture, including, without limitation, the obligation to pay the principal of and interest on the Notes.

Reports by JCI plc

        So long as any Notes are outstanding, JCI plc shall file with the Trustee, within 15 days after JCI plc is required to file with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that JCI plc may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. JCI plc shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including JCI plc's compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

        JCI plc will furnish to the Trustee on or before 120 days after the end of each fiscal year an Officer's Certificate stating that in the course of the performance by the signers of their duties as Officers of JCI plc, they would normally have knowledge of any Default by JCI plc in the performance or fulfillment or observance of any covenants or agreements contained in the Indenture during the preceding fiscal year, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof.

Listing

        We intend to apply to list the Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time.

Events of Default

        As to the Notes, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)   failure to pay any interest on the Notes when due, which failure continues for 30 days;

          (2)   failure to pay principal or premium, if any, with respect to the Notes when due;

          (3)   failure on the part of JCI plc to observe or perform any other covenant, warranty or agreement in the Notes, or in the Indenture as it relates to the Notes, other than a covenant, warranty or agreement, a Default in whose performance or whose breach is specifically dealt with elsewhere in the section of the Indenture governing Events of Default, if the failure continues for

  90 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (4)   an Event of Default with respect to any other series of debt securities issued under the Indenture or an uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money beyond any period of grace with respect thereto if, in either case, (a) the aggregate principal amount thereof is in excess of $200,000,000; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings; and

          (5)   specified events of bankruptcy, insolvency, receivership or reorganization.

        However, the Event of Default in clause (4) above is subject to the following:

  •
  if such Event of Default with respect to such other series of debt securities issued under the Indenture or such default in payment with respect to such other obligations for borrowed money shall be remedied or cured by JCI plc or waived by the requisite holders of such other series of debt securities or such other obligations for borrowed money, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders of Notes; and

  •
  subject to certain duties, responsibilities and rights of the Trustee under the Indenture, the Trustee shall not be charged with knowledge of any such Event of Default with respect to such other series of debt securities issued under the Indenture or such payment default with respect to such other obligations for borrowed money unless written notice thereof shall have been given to a Trust Officer of the Trustee by JCI plc, by the holder or an agent of the holder of such other obligations for borrowed money, by the trustee then acting under any indenture or other instrument under which such payment default with respect to such other obligations for borrowed money shall have occurred, or by the holders of not less than 25% in aggregate principal amount of outstanding debt securities of such other series.

Notice and Declaration of Defaults

        The Indenture provides that the Trustee will, within the later of 90 days after the occurrence of a Default with respect to any Notes outstanding which is continuing and which is known to a Trust Officer of the Trustee, or 60 days after such Default is actually known to such Trust Officer of the Trustee or written notice of such Default is received by the Trustee, give to the holders of the Notes notice, by mail as the names and addresses of such holders appear on the security register, or electronically if the Notes are held by any depositary, of all uncured Defaults known to it, including events specified above without grace periods, unless such Defaults shall have been cured before the giving of such notice; provided, that except in the case of Default in the payment of the principal of, premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice to the holders if the Trustee in good faith determines that withholding of such notice is in the interests of the holders of the Notes.

        The Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence of any Event of Default. The holders of a majority in principal amount of the outstanding debt securities of all series issued under the Base Indenture affected by such waiver (voting as one class), on behalf of the holders of all of the debt securities of all such series, may waive any existing Default and its consequences, except a Default in the payment of principal, premium, if any, or interest, including sinking fund payments (provided, however, that only holders of a majority in principal amount of the debt securities of an applicable series may rescind an acceleration with respect to such series and its consequences, including any related payment default that resulted from such acceleration).

Actions upon Default

        In case an Event of Default with respect to the Notes occurs and is continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of Notes unless the applicable holders have offered to the Trustee reasonable security and indemnity, satisfactory to the Trustee in its sole discretion, against any loss, liability or expense which may be incurred thereby. The right of a holder of any Note to institute a proceeding with respect to the Notes is subject to conditions precedent including notice and indemnity to the Trustee, but the right of any holder of any Note to receive payment of the principal of, and premium, if any, and interest on their due dates or to institute suit for the enforcement thereof shall not be impaired or affected without the consent of such holder.

        The holders of a majority in aggregate principal amount of the Notes outstanding will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Trustee or exercising any power or trust conferred on the Trustee. Any direction by such holders will be in accordance with law and the provisions of the Indenture. Subject to certain provisions of the Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith, by a Trust Officer or Trust Officers of the Trustee, shall determine that the action or proceeding so directed may not be lawfully taken, would involve the Trustee in personal liability, would be materially or unjustly prejudicial to the rights of holders of Notes not joining in such direction or would be unduly prejudicial to the interests of the holders of the debt securities issued under the Base Indenture of all series not joining in the giving of such direction. The Trustee will be under no obligation to act in accordance with any such direction unless the applicable holders offer the Trustee reasonable security and indemnity, satisfactory to the Trustee in its sole discretion, against costs, expenses and liabilities which may be incurred thereby.

Modification of the Indenture

        JCI plc and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture, which shall conform to the provisions of the Trust Indenture Act as then in effect, without the consent of the holders of the Notes issued pursuant to the Base Indenture for one or more of the following purposes:

  •
  to cure any ambiguity, defect or inconsistency in the Indenture or the Notes, including making any such changes as are required for the Indenture to comply with the Trust Indenture Act;

  •
  to add an additional obligor on the Notes or to add a guarantor of the Notes, or to evidence the succession of another Person to JCI plc or any additional obligor or guarantor of the Notes, or successive successions, and the assumption by the Successor Person of the covenants, agreements and obligations of JCI plc or such obligor or guarantor, as the case may be, pursuant to provisions in the Indenture concerning consolidation, merger, the sale of assets or successor entities;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to the covenants of JCI plc for the benefit of the holders of the Notes (and if such covenants are to be for the benefit of less than all outstanding series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any of JCI plc's rights or powers under the Indenture;

  •
  to add any additional Events of Default for the benefit of the holders of the Notes (and if such Events of Default are to be applicable to less than all outstanding series, stating that such Events of Default are expressly being included solely to be applicable to such series);

  •
  to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Notes created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to secure the Notes;

  •
  to make any other change that does not adversely affect the rights of any holder of the Notes in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of JCI plc shall apply to such series, to provide which of the events of default set forth in the Base Indenture shall apply to such series, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by any guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

  •
  to issue additional Notes to the extent permitted by the Indenture; provided that such additional Notes have the same terms as, and be deemed part of the same series as, the Notes offered hereby to the extent required under the Indenture; or

  •
  to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust thereunder by more than one Trustee.

        In addition, under the Indenture, with the consent (evidenced as provided in the Indenture) of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture or indentures (voting as one class), JCI plc and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture thereto or of modifying in any manner not covered by the immediately preceding paragraph the rights of the holders of the debt securities of each such series under the Indenture. However, the following changes may only be made with the consent of each holder of outstanding Notes affected:

  •
  extend a fixed maturity of or any installment of principal of any Notes or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

  •
  reduce the rate of or extend the time for payment of interest on any Notes;

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  reduce the premium payable upon the redemption of any Notes;

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  make the Notes payable in currency other than that stated in the applicable debt security;

  •
  impair the right to institute suit for the enforcement of any payment in respect of the Notes on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

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  modify the subordination provisions applicable to any Note in a manner adverse in any material respect to the holder thereof; or

  •
  reduce the aforesaid percentage of the Notes, the holders of which are required to consent to any such supplemental indenture or indentures.

        A supplemental indenture that changes or eliminates any covenant, event of default set forth in the Base Indenture or other provision of the Indenture that has been expressly included solely for the benefit of one or more particular series of debt securities, if any, or which modifies the rights of the holders of debt securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the Indenture of the holders of debt securities of any other series.

        Notwithstanding anything herein or otherwise, the provisions under the Indenture relative to JCI plc's obligation to make any offer to repurchase the Notes as a result of a Change of Control Triggering Event as provided in Section 4.08 of the Base Indenture may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding debt securities of the applicable series or multiple affected series.

        It will not be necessary for the consent of the holders of the Notes to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Information Concerning the Trustee

        If an Event of Default with respect to the Notes has occurred and is continuing, the Trustee shall exercise with respect to the Notes such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs. If an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders of Notes, unless such holders shall have offered to the Trustee security and indemnity, satisfactory to it in its sole discretion, against any loss, liability or expense which may be incurred thereby, and then only to the extent required by the terms of the Indenture. No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Indenture or in the exercise of any of its rights or powers.

        The Trustee may resign with respect to the Notes by giving a written notice to JCI plc. The holders of a majority in principal amount of the outstanding Notes may remove the Trustee with respect to the Notes by notifying JCI plc and the Trustee in writing. JCI plc may remove the Trustee if:

  •
  the Trustee has or acquires a "conflicting interest," within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act, or otherwise fails to comply with the eligibility requirements provided in the Indenture and fails to resign after written request therefor by JCI plc in accordance with the Indenture;

  •
  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

  •
  a custodian or public officer takes charge of the Trustee or its property; or

  •
  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to the Notes for any reason, JCI plc shall promptly appoint a successor Trustee with respect to the Notes.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of the appointment as provided in the Indenture.

        The Trustee and its Affiliates have engaged, currently are engaged, and may in the future engage in financial or other transactions with JCI plc and our Affiliates in the ordinary course of their respective businesses.

Payment and Paying Agents

        JCI plc will pay the principal of, premium, if any, and interest on the Notes at any office of ours or any agency designated by us.

        The Trustee will initially be appointed by JCI plc as paying agent with regard to the Notes. The location of the corporate trust office of the Trustee for payment on the Notes is U.S. Bank Global Corporate Trust Services, Attn: Payments, EP-MN-WS2N, 111 Fillmore Avenue E, St. Paul, MN 55107-1402.

        In addition JCI plc will maintain a transfer agent and a security registrar for the Notes. The initial transfer agent and security registrar will be the Trustee.

        The security registrar as to the Notes will maintain a register reflecting ownership of the Notes outstanding from time to time, if any, and together with the applicable transfer agent, will make payments on and facilitate transfers of the Notes on behalf of JCI plc. No service charge will be made for any registration of transfer or exchange of Notes. However, we may require holders to pay any transfer taxes or other similar governmental charges payable in connection with any such transfer or exchange.

        JCI plc may change or appoint any paying agent, security registrar or transfer agent with respect to the Notes without prior notice to the holders of the Notes. JCI plc or any of its subsidiaries may act as paying agent, transfer agent or security registrar in respect of any Notes.

Governing Law

        The Indenture and any Notes issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of the Indenture

        The Indenture shall cease to be of further effect with respect to the Notes if, at any time:

          (a)   JCI plc has delivered or has caused to be delivered to the Trustee for cancellation all Notes theretofore authenticated, other than any Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the Indenture, and Notes for whose payment funds or governmental obligations have theretofore been deposited in trust or segregated and held in trust by JCI plc and thereupon repaid to JCI plc or discharged from such trust, as provided in the Indenture; or

          (b)   all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and JCI plc shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all Notes not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case JCI plc shall also pay or cause to be paid all other sums payable under the Indenture with respect to such Notes by JCI plc.

        With respect to any redemption of any Notes that requires the payment of any premium, the amount deposited pursuant to the above paragraph shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee or paying agent, as applicable, equal to such premium on such Notes calculated as of the date of the notice of redemption, with any deficit on the redemption date only required to be deposited with the Trustee or paying agent, as applicable, on or prior to the redemption date.

        Notwithstanding the above, JCI plc may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date, as the case may be, for the Notes:

  •
  to make any interest or principal payments that may be required with respect to the Notes;

  •
  to register the transfer or exchange of the Notes;

  •
  to execute and authenticate the Notes;

  •
  to replace stolen, lost or mutilated Notes;

  •
  to maintain an office or agency with respect to the Notes;

  •
  to maintain paying agencies with respect to the Notes; and

  •
  to appoint new Trustees with respect to the Notes as required by the Indenture.

        JCI plc also may not be discharged from the following obligations, which will survive the satisfaction and discharge of the Notes:

  •
  to compensate and reimburse the Trustee in accordance with the terms of the Indenture;

  •
  to receive unclaimed payments held by the Trustee for at least one year after the date upon which the principal, if any, or interest on the Notes shall have respectively come due and payable and remit those payments to the holders thereof if required; and

  •
  to withhold or deduct taxes as provided in the Indenture.

Defeasance and Discharge of Obligations

        JCI plc's obligations with respect to the Notes will be discharged upon compliance with the conditions under the caption "Covenant Defeasance"; provided that JCI plc may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date, as the case may be, for the Notes:

  •
  to make any interest or principal payments that may be required with respect to the Notes;

  •
  to register the transfer or exchange of the Notes;

  •
  to execute and authenticate the Notes;

  •
  to replace stolen, lost or mutilated Notes;

  •
  to maintain an office or agency with respect to the Notes;

  •
  to maintain paying agencies with respect to the Notes; and

  •
  to appoint new Trustees with respect to the Notes as required by the Indenture.

        JCI plc also may not be discharged from the following obligations, which will survive the satisfaction and discharge of the Notes:

  •
  to compensate and reimburse the Trustee in accordance with the terms of the Indenture;

  •
  to receive unclaimed payments held by the Trustee for at least one year after the date upon which the principal, if any, or interest on the Notes shall have respectively come due and payable and remit those payments to the holders thereof if required; and

  •
  to withhold or deduct taxes as provided in the Indenture.

Covenant Defeasance

        Upon compliance with specified conditions, JCI plc, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, may elect to have its obligations, to the extent applicable, under the covenants described under "—Offer to Repurchase Upon Change of Control Triggering Event" and "—Certain Covenants" above, and the operation of the Event of Default described in clause (4) of the first paragraph under the caption "—Events of Default" above, discharged with respect to all outstanding Notes and the Indenture insofar as such Notes are concerned. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, JCI plc may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference in the Indenture to any such covenant or by reason of reference in any such covenant to any other provision of the Indenture or in any other document, and such omission to comply shall not constitute a Default or an Event of Default relating to the Notes. These conditions are:

  •
  JCI plc irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and JCI plc, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the Indenture (provided that, with respect to any redemption of any Notes that requires the payment any premium the amount deposited pursuant to this paragraph shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee or paying agent, as applicable, equal to such premium on such Notes calculated as of the date of the notice of redemption, with any deficit on the redemption date only required to be deposited with the Trustee or paying agent, as applicable, on or prior to the redemption date), provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

  •
  JCI plc delivers to the Trustee an Officer's Certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an Opinion of Counsel to the same effect;

  •
  no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit; and

  •
  JCI plc shall have delivered to the Trustee an Opinion of Counsel (which, in the case of a defeasance, must be based on a change in law) or a ruling received from the U.S. Internal Revenue Service to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of JCI plc's exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised.

Definitions

        As used in the Notes and this "Description of Notes," the following defined terms shall have the following meanings with respect to the Notes:

        "Affiliate," with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Attributable Debt," in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of JCI plc or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

        "Board of Directors" means the Board of Directors of JCI plc or any duly authorized committee of such Board of Directors.

        "business day" means any day other than a Saturday or Sunday that is not a day on which banking institutions in the City of New York or London are authorized or obligated by law, executive order or regulation to close.

        "Change of Control" means the occurrence of any of the following after the date of issuance of the Notes:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries, other than any such transaction or series of related transactions where holders of our Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person's Voting Stock immediately after giving effect thereto;

          (2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing a majority of the voting power of our outstanding Voting Stock;

          (3)   we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person (or its parent) immediately after giving effect to such transaction; or

          (4)   the adoption by our shareholders of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) we become a direct or indirect wholly-owned subsidiary of a holding company or other Person and (2)(A) the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other Person.

        "Change of Control Triggering Event" means, with respect to the Notes, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the "Trigger Period") commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

        Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Consolidated Net Worth" at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of JCI plc and its subsidiaries as of the end of a fiscal quarter of JCI plc, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Consolidated Tangible Assets" at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of JCI plc and its subsidiaries as of the end of a fiscal quarter of JCI plc, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

        "Funded Indebtedness" means any Indebtedness of JCI plc or any consolidated subsidiary maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

        "Indebtedness" means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of JCI plc and its subsidiaries as of the end of a fiscal quarter of JCI plc prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by JCI plc or any of its subsidiaries or for which JCI plc or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

        "Intangible assets" means the amount, if any, stated under the headings "Goodwill" and "Other intangible assets, net" or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of JCI plc and its subsidiaries as of the end of a fiscal quarter of JCI plc, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of "Rating Agency."

        "lien" means a mortgage, pledge, security interest, lien or encumbrance.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Officer" means any director, any managing director, the chairman or any vice chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary, or any equivalent of the foregoing, of JCI plc or any Person duly authorized to act for or on behalf of JCI plc.

        "Officer's Certificate" means a certificate, signed by any Officer of JCI plc, that is delivered to the Trustee in accordance with the terms of the Indenture.

        "Opinion of Counsel" means a written opinion acceptable to the Trustee from legal counsel licensed in any State of the United States of America and applying the laws of such State. The counsel may be an employee of or counsel to JCI plc.

        "Person" means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means any manufacturing, processing or assembly plant or any warehouse or distribution facility, or any office or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) of JCI plc or any of its subsidiaries that is used by any U.S. Subsidiary of JCI plc and is located in the United States of America (excluding its territories and possessions and Puerto Rico) and (A) is owned by JCI plc or any subsidiary of JCI plc on the date the Notes are issued, (B) the initial construction of which has been completed after the date on which the Notes are issued, or (C) is acquired after the date on which the Notes are issued, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of JCI plc, are not collectively of material importance to the total business conducted by JCI plc and its subsidiaries as an entirety, or that have a net book value (excluding any capitalized interest expense), on the date the Notes are issued in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of JCI plc and its subsidiaries as of the applicable date.

        "Rating Agency" means each of Moody's and S&P; provided, that if any of Moody's or S&P ceases to provide rating services to issuers or investors, we may appoint another "nationally recognized statistical rating organization" as defined under Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that we shall give notice of such appointment to the Trustee.

        "Restricted Subsidiary" means any subsidiary of JCI plc that owns or leases a Principal Property.

        "Sale and Lease-Back Transaction" means an arrangement with any Person providing for the leasing by JCI plc or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by JCI plc or a Restricted Subsidiary to such Person other than JCI plc or any of its subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

        "S&P" means Standard & Poor's Global Ratings, a division of S&P Global Inc., and its successors.

        "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

        "U.S. Subsidiary" means any subsidiary of JCI plc that was formed under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof).

        "Voting Stock" of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM

        We have obtained the information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. The clearing systems may change their rules and procedures at any time without notice.

Global Securities

        The Notes will be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee.

        Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the Global Securities through either DTC (in the United States of America) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the Global Securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC. Beneficial interests in the Global Securities will be held in denominations of $2,000 and whole multiples of $1,000 in excess thereof. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Notes represented by a Global Security can be exchanged for definitive securities in registered form only if:

  •
  DTC notifies JCI plc that it is unwilling or unable to continue as depositary for such Global Security and JCI plc does not appoint a successor depositary for such Global Security within 90 days after receiving that notice;

  •
  at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and JCI plc does not appoint a successor depositary for such Global Security within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

  •
  JCI plc determines that such Global Security will be exchangeable for definitive securities in registered form and notifies the Trustee of its decision; or

  •
  upon the request of a holder of any Note upon the occurrence and continuance of an Event of Default with respect to such Note.

        A Global Security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities ("Definitive Securities") issued in authorized denominations in registered form for the same aggregate amount. The Definitive Securities will be registered in the names of the owners of the beneficial interests in the Global Security as directed by DTC.

        We will make payment of interest, principal or other amounts in respect of the Notes represented by a Global Security to the applicable paying agent, which in turn will make payment to DTC or its nominee, as the case may be (subject to such paying agent having received cleared funds sufficient to make such payments), as the sole registered owner and the sole holder of the Notes represented by a

Global Security for all purposes under the Indenture. Accordingly, we, the Trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a Note represented by a Global Security; and

  •
  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a Global Security held through those participants; or the maintenance, supervision or review of any of DTC' s records relating to those beneficial ownership interests.

        We understand that DTC's current practice is to credit participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a Global Security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants. Book-entry Notes may be more difficult to pledge because of the lack of a physical note.

        So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole registered owner and the sole holder of the Notes represented by a Global Security for all purposes under the Indenture. Except as otherwise provided herein, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered owners or holders of Notes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security. Beneficial owners may experience delays in receiving distributions on their Notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a Global Security desires to take any action which a holder of Notes is entitled to take under the Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a Global Security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that Global Security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC

        We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        We understand that that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

        We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

        We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. (the "Euroclear Operator"), under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the "Euroclear Terms and Conditions"), and applicable Belgian law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to interests in Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Euroclear has further advised us that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Securities.

Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading of Notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading of Notes between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

CERTAIN IRELAND AND EUROPE TAX CONSIDERATIONS

Ireland

        The following is a summary based on the laws and practices currently in force in Ireland of certain matters regarding the tax position of investors who are the absolute beneficial owners of their notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

  Withholding Tax

        In general, tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest which should include interest payable on the Notes. Johnson Controls will not be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a Note where:

  •
  the Notes are Quoted Eurobonds, i.e., securities which are issued by a company (such as Johnson Controls), which are listed on a recognised stock exchange (such as the NYSE) and which carry a right to interest; and

  •
  the person by or through whom the payment is made is not in Ireland, or if such person is in Ireland, either:

  •
  the Notes are held in a clearing system recognised by the Irish Revenue Commissioners; (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognised); or

  •
  the person who is the beneficial owner of a Note is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

        Thus, so long as the Notes continue to be quoted on the NYSE and are held in a clearing system recognised by the Irish Revenue Commissioners (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognised), interest on the Notes can be paid by any paying agent acting on behalf of Johnson Controls free of any withholding or deduction for or on account of Irish income tax.

        If the Notes continue to be quoted on the NYSE but cease to be held in a recognised clearing system, interest on the Notes may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

  Encashment Tax

        In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest on any Note, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder of a Note. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

  Income Tax, PRSI and Universal Social Charge

        Notwithstanding that a holder of a Note may receive interest on a Note free of withholding tax, the holder of a Note may still be liable to pay Irish tax with respect to such interest. Noteholders resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, social insurance (PRSI) contributions and the universal social charge in respect of interest they receive on the Notes.

        Interest paid on the Notes may have an Irish source and therefore may be within the charge to Irish income tax, notwithstanding that the noteholder is not resident in Ireland. In the case of noteholders who are non-resident individuals such noteholders may also be liable to pay the universal social charge in respect of interest they receive on the Notes.

        Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

        There are a number of exemptions from Irish income tax available to certain non-residents. First, interest payments made by Johnson Controls in the ordinary course of its trade or business to a company are exempt from income tax provided the recipient company is not resident in Ireland and is a company which is either resident for tax purposes in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory and which tax corresponds to income tax or corporation tax in Ireland or, in respect of the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which is not yet in force but which will come into force once all ratification procedures have been completed. Secondly, interest paid by Johnson Controls free of withholding tax under the quoted Eurobond exemption is exempt from income tax, where the recipient is a person not resident in Ireland and resident in a Relevant Territory or is a company not resident in Ireland which is under the control, whether directly or indirectly, of person(s) who by virtue of the law of a Relevant Territory are resident for the purpose of tax in a Relevant Territory and are not under the control of person(s) who are not so resident or is a company not resident in Ireland where the principal class of shares of the company or its 75% parent is substantially and regularly traded on a recognised stock exchange.

        For the purposes of the above, "Relevant Territory" means a member state of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

        For the purposes of these exemptions and where not specified otherwise, residence is determined under the terms of the relevant double taxation agreement or in any other case, the law of the country in which the recipient claims to be resident. Interest falling within the above exemptions is also exempt from the universal social charge.

        Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the Notes are held or attributed, may have a liability to Irish corporation tax on the interest.

        Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

        Interest on the Notes which does not fall within the above exemptions is within the charge to income tax, and, in the case of holders of the Notes who are individuals, is subject to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder of a Note.

  Capital Gains Tax

        For the purposes of this section a "Non-Irish Holder" is an individual beneficial owner of Notes that is neither resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold Notes in connection with a trade carried on by such person through an Irish branch or agency.

        We believe that a Non-Irish Holder of a Note will not be subject to Irish tax on capital gains on a disposal of a Note where it holds Notes as capital assets.

  Capital Acquisitions Tax

        A gift or inheritance comprising of Notes will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs, is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the Notes are regarded as property situate in Ireland (i.e., if the Notes are physically located in Ireland or if the register of the Notes is maintained in Ireland).

  Stamp Duty

        No stamp duty or similar tax is imposed in Ireland on the issue of the Notes.

        No stamp duty will arise on any transfer or redemption of the Notes (on the basis of an exemption provided for in Section 85(2) of the Stamp Duties Consolidation Act, 1999) where the Notes:

  •
  do not carry a right of conversion into stocks or marketable securities (other than any loan capital) of a company having a register in Ireland or into loan capital having such a right;

  •
  do not carry rights of the same kind as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus on liquidation;

  •
  are issued for a price which is not less than 90% of its nominal value; and

  •
  do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument relating to the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the purchase, ownership and disposition of Notes acquired in this offering, but does not purport to be a complete analysis of all potential tax considerations. This discussion is limited to the U.S. federal income tax considerations relevant to holders who acquire the Notes in the initial offering at their original "issue price" (i.e., the first price at which a substantial amount of the Notes is sold to purchasers (other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash) and who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address tax considerations relevant to subsequent purchasers of Notes. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, U.S. Internal Revenue Service ("IRS") rulings and pronouncements, judicial decisions and other applicable authorities, all as in effect as of the date hereof. These authorities may be interpreted differently or may be changed, possibly with retroactive effect, and any such different interpretation or change could result in U.S. federal income tax consequences different from those summarized below. Prospective investors should be aware that no ruling will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

        This discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special tax rules under the U.S. federal income tax laws, such as, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, broker-dealers, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow through entities, and the partners or investors therein, subchapter S corporations, expatriates, retirement plans, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), U.S. holders having a "functional currency" other than the U.S. dollar, "controlled foreign corporations," "passive foreign investment companies," holders subject to alternative minimum tax, holders that will hold the Notes as part of a straddle, hedge, conversion, constructive sale, or other integrated, conversion or risk minimization transaction for U.S. federal income tax purposes. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any tax reporting requirements except to the extent expressly addressed below, nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the income tax (such as estate or gift tax laws) or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. Prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consideration of purchasing, owning and disposing of Notes.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of the Notes that, for U.S. federal income tax purposes, is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of the Notes that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partnership or a partner in a partnership holding Notes should consult their own tax advisors regarding the tax consequences of the purchase, ownership, or disposition of Notes.

        THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY TAX TREATY.

  U.S. Holders

  Certain Contingent Payments

        In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal, or prior to their scheduled payment dates, on the Notes. The possibility that we may be obligated to make such payments may implicate special rules under the U.S. Treasury Regulations related to "contingent payment debt instruments." According to those Treasury Regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts, if, as of the date the Notes are issued, there is only a remote chance that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable U.S. Treasury Regulations. JCI plc's position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. JCI plc's position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.

  Interest

        Payments of stated interest on the Notes (including any non-U.S. tax withheld on such payments and any additional amounts paid with respect thereto) will generally be included in a U.S. holder's gross income as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. holder's usual method of tax accounting for U.S. federal income tax purposes. As a result of the inclusion of any amounts attributable to withheld non-U.S. taxes and any additional amounts, the amount included in a U.S. holder's gross income for U.S. federal income tax purposes with respect to a payment of interest may be greater than the amount of cash actually received (or receivable) by such U.S. holder.

        If any non-U.S. taxes are withheld in respect of any payments on the notes, a U.S. holder generally may elect to claim either a deduction or, subject to certain complex limitations, a foreign tax credit for U.S. federal income tax purposes. If a U.S. holder elects to claim a foreign tax credit, rather than a deduction, for a particular tax year, such election will apply to all foreign taxes paid by the U.S. holder in the particular year. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. In this regard, interest income in respect of the Notes generally will constitute foreign source income and generally will constitute "passive category income" for most U.S. holders.

  Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

        Upon a sale, exchange, redemption, retirement or other taxable disposition of Notes, a U.S. holder will generally recognize gain or loss in an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received on such disposition (other than any amounts attributable to accrued but unpaid interest, which will be treated as ordinary interest income to the extent not previously included in income) and (2) the U.S. holder's adjusted tax basis in such Notes. A U.S. holder's adjusted tax basis in a Note will generally equal the amount such holder paid for such Note. Any such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the U.S. holder's holding period in the Notes exceeds one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

        If any non-U.S. income tax is withheld on the sale or other taxable disposition of a Note, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, recognized by a U.S. holder on the sale or other taxable disposition of a Note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from a disposition of a Note that is subject to a non-U.S. income tax, the U.S. holder may not be able to benefit from a foreign tax credit for the tax unless the U.S. holder can apply the credit against U.S. federal income tax payable on income from foreign sources. Alternatively, the U.S. holder may take a deduction for the foreign income tax if the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year.

  Backup Withholding and Information Reporting

        Information reporting requirements will generally apply to payments of interest on the Notes and to the proceeds from a sale, exchange, redemption, retirement or other taxable disposition of Notes, if paid within the United States or through a U.S. paying agent or other U.S. intermediary, unless the holder appropriately establishes that an exemption applies. In addition, backup withholding will apply to any such payments or proceeds if a U.S. holder fails timely to provide a correct taxpayer identification number or certification of exempt status on the appropriate IRS form or otherwise establish an exemption from backup withholding, or if the U.S. holder otherwise fails to comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely provided to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

  Non-U.S. Holders

        Payments on the Notes to a non-U.S. holder and gain realized by a non-U.S. holder on its disposition of the Notes will not generally be subject to U.S. federal income or withholding tax, unless (1) any such payment or gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) or (2) in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met.

        In general, payments of principal and interest on the Notes, and payments of the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of Notes, if paid within the United States or through a U.S. paying agent or other U.S. intermediary to a non-U.S. holder, may be subject to information reporting and backup withholding unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely provided to the IRS.

        THE ABOVE DISCUSSION IS INTENDED ONLY AS A GENERAL DISCUSSION OF CERTAIN ASPECTS OF U.S. FEDERAL INCOME TAX LAW AND DOES NOT CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES. THIS DISCUSSION IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING ON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO THEM BASED UPON THEIR PARTICULAR CIRCUMSTANCES (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

UNDERWRITING

        Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$173,500,000
J.P. Morgan Securities LLC	173,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	35,000,000
U.S. Bancorp Investments, Inc.	35,000,000
Wells Fargo Securities, LLC	35,000,000
Goldman, Sachs & Co.	12,000,000
ICBC Standard Bank Plc	12,000,000
MUFG Securities Americas Inc.	12,000,000
TD Securities (USA) LLC	12,000,000

Total	$500,000,000

        The underwriters have agreed, severally and not jointly, to take and pay for all of the Notes being offered, if any are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay and accept for delivery of the Notes offered by this prospectus supplement are subject to approval of legal matters by counsel and to certain other conditions.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering prices of up to 0.500% of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering prices of up to 0.350% of the principal amount of the Notes. If all the Notes are not sold at the initial public offering prices, the underwriters may change the offering prices and the other selling terms.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering:

Paid by us
Per Note	0.875%
Total	$4,375,000

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,000,000.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or under certain circumstances to contribute to payments which the underwriters may be required to make in that respect.

        We intend to apply to list the Notes on the NYSE. We expect trading in the Notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. The Notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the Notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

        ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that are offered or sold in the United States. Notwithstanding anything to the contrary in the underwriting agreement, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell Notes constituting part of its allotment solely outside the United States.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have from time to time provided, and may provide in the future, various financial advisory, investment banking and commercial banking services to us and our affiliates, for which they have received or will receive customary fees and reimbursement of expenses. In particular, affiliates of certain of the underwriters act as lenders and/or as agents under our credit facilities and commercial paper program, for which they receive and may continue to receive customary fees and expenses. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee. In addition, R. David Yost, a director of JCI plc, is also director of Bank of America Corporation, the parent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans, commercial paper and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Certain of the underwriters or their affiliates act as lenders under our credit facilities and commercial paper program, and certain of the underwriters or their affiliates may hold our debt securities and, as a result, may receive a portion of any net proceeds of this offering used to repay such indebtedness. See "Use of Proceeds." If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        The Notes are being offered for sale in the United States and may be offered for sale in jurisdictions outside the United States, subject to applicable law.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer of Notes to the public may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any the Notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity that is a "qualified investor" as defined in the Prospectus Directive;

  (b)
  to fewer than 150 (other than "qualified investors" as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at, and any offer subsequently may only be directed at, persons who are "qualified investors" (as defined in the Prospectus Directive) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and

Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or (ii) are high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged with, relevant persons.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the guarantors; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Ireland

        No action may be taken with respect to the Notes in or involving Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) of Ireland, including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998 of Ireland, (b) the Companies Act 2014 of Ireland (as amended, the "Companies Act"), the Central Bank Acts 1942 to 2015 of Ireland (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 of Ireland (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) of Ireland and any rules or guidance issued under Section 1363 of the Companies Act, by the Central Bank of Ireland, and (d) the Market Abuse Regulation (EU 596/2014) (as amended) and any rules and guidance issued by the Central Bank of Ireland under Section 1370 of the Companies Act.

Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (however so described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) by operation of law.

Canada

        The Notes may be offered and sold in certain provinces of Canada to "accredited investors", as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), that are also "permitted clients", as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations, pursuant to a Canadian Offering Memorandum comprised of this prospectus supplement, the prospectus and a Canadian supplement thereto.

VALIDITY OF THE SECURITIES

        The validity of the Notes will be passed upon for Johnson Controls by Wachtell, Lipton, Rosen & Katz. Certain matters under the laws of Ireland related to the Notes will be passed upon for Johnson Controls by Arthur Cox, Dublin, Ireland. The validity of the Notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The financial statements, financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Johnson Controls International plc for the year ended September 30, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Tyco business the registrant acquired as of September 2, 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements as of September 25, 2015 and September 26, 2014, and for each of the three fiscal years in the period ended September 25, 2015, and the related financial statement schedule, incorporated in this prospectus supplement by reference from Johnson Controls International plc (formerly known as Tyco International plc) and subsidiaries' Current Report on Form 8-K dated March 11, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         PROSPECTUS

JOHNSON CONTROLS INTERNATIONAL PLC

Debt Securities
Ordinary Shares
Preferred Shares
Depositary Shares
Purchase Contracts
Warrants
Units

         We may offer from time to time:

  •
  senior or subordinated debt securities

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  ordinary shares;

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  preferred shares;

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  depositary shares;

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  contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;

  •
  warrants for debt or equity securities; and

  •
  units consisting of one or more debt securities or other securities.

         We will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus, any prospectus supplement, any related free writing prospectus and any documents incorporated by reference herein and therein carefully before you invest.

         The ordinary shares of Johnson Controls International plc are listed on the New York Stock Exchange under the ticker symbol "JCI".

         Investing in our securities involves risk. See the "Risk Factors" section of our filings with the Securities and Exchange Commission and any applicable prospectus supplement.

         None of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

         This prospectus does not constitute a prospectus for the purpose of the EU Prospectus Directive, and has not been reviewed or approved by any competent authority for the purposes of the EU Prospectus Directive. For these purposes, the EU Prospectus Directive means Directive 2003/71/EC of the European Parliament and of the Council (as amended).

         We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated February 1, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

        The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC's website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

        Unless we have indicated otherwise, references in this prospectus to "JCI plc," "we," "us" and "our" or similar terms are only to Johnson Controls International plc, an Irish public limited company, references to "Johnson Controls" are to JCI plc and its consolidated subsidiaries. References to "Tyco" refer to Tyco International plc prior to the Merger (as defined below).

 CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement or any document incorporated by reference may contain statements that are forward-looking and, therefore, subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on current expectations of future events. The forward-looking statements are, and will be, based on Johnson Controls management's current views and assumptions regarding future events and operating performance and speak only as of their dates. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls' control, that could cause Johnson Controls' actual results to differ materially from those expressed or implied by such forward-looking statements. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are only made as of the date of the document in which they are included, unless otherwise specified, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document, except as required by applicable law or regulations.

        The following are some important factors that could cause the actual results of Johnson Controls to differ from its current expectations:

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  any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the merger with Tyco and the spin-off of Adient plc ("Adient");

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  changes in tax laws, regulations, rates, policies or interpretations;

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  the loss of key senior management;

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  the tax treatment of recent portfolio transactions;

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  significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions;

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  the risk that disruptions from recent transactions will harm Johnson Controls' business;

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  the strength of the United States or other economies;

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  energy and commodity prices;

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  the availability of raw materials and component products;

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  currency exchange rates; and

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  cancellation of or changes to commercial arrangements.

        The foregoing list sets forth many, but not all, of the factors that could impact Johnson Controls' ability to achieve results described in any forward-looking statements. See also the factors set forth under "Risk Factors" in this prospectus and in Item 1A of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's website (http://www.sec.gov).

        The SEC's website contains reports, proxy statements and other information regarding issuers, like Johnson Controls, that file electronically with the SEC. You may find Johnson Controls' reports, proxy statements and other information at the SEC website. In addition, you can obtain reports and proxy statements and other information about Johnson Controls at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We maintain a website on the Internet at http://www.johnsoncontrols.com. We make available free of charge, on or through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus.

 INCORPORATION BY REFERENCE

        Johnson Controls "incorporates by reference" information into this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference. This prospectus incorporates by reference the documents set forth below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the "Exchange Act"), except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K:

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  the Annual Report of Johnson Controls International plc on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on November 23, 2016;

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  the portions of Johnson Controls International plc's Proxy Statement on Schedule 14A for its 2017 annual general meeting of shareholders filed with the SEC on January 13, 2017 that are incorporated by reference into Johnson Controls' Annual Report on Form 10-K for the fiscal year ended September 30, 2016;

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  Current Reports of Johnson Controls International plc filed with the SEC on September 6, 2016 (as amended by Amendment No. 1 filed with the SEC on October 3, 2016), October 31, 2016, December 12, 2016, December 28, 2016 and February 1, 2017 (except with respect to any information furnished pursuant to Item 2.02);

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  the Annual Report of Tyco on Form 10-K for the fiscal year ended September 25, 2015 filed with the SEC on November 13, 2015 (as recast in part in Tyco's Current Report on Form 8-K filed with the SEC on March 11, 2016); and

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  the Quarterly Report of Tyco on Form 10-Q for the fiscal quarter ended June 30, 2016 filed with the SEC on July 29, 2016.

        Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

        You may request a copy of our filings, at no cost, by writing or telephoning Shareholder Services, Johnson Controls, 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Telephone: (800) 524-6220 or by going to our Internet website at www.johnsoncontrols.com. Johnson Controls' Internet website address is provided as an inactive textual reference only. The information provided on Johnson Controls' Internet website, other than copies of the documents described above that have been filed with the SEC, is not part of this prospectus and, therefore, is not incorporated herein by reference.

JOHNSON CONTROLS INTERNATIONAL PLC

        Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Johnson Controls' 130,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Johnson Controls' commitment to sustainability dates back to its roots in 1885, with the invention of the first electric room thermostat. Johnson Controls is committed to helping its customers win and creating greater value for all of its stakeholders through strategic focus on its buildings and energy growth platforms.

        Johnson Controls is currently organized under the laws of Ireland and was originally incorporated in the State of Wisconsin in 1885. On September 2, 2016, Johnson Controls, Inc. ("JCI Inc.") merged with a wholly owned subsidiary of Tyco, with JCI Inc. surviving the merger as a wholly owned subsidiary of Tyco. Following the merger, the combined company changed its name to Johnson Controls International plc and is referred to in this prospectus as "Johnson Controls."

        Johnson Controls' Building Efficiency business is a global market leader in designing, producing, marketing and installing integrated heating, ventilating and air conditioning (HVAC) systems, building management systems, controls, security and mechanical equipment. In addition, the Building Efficiency business provides technical services and energy management consulting. The Building Efficiency business also provides residential air conditioning and heating systems and industrial refrigeration products.

        Johnson Controls' Tyco business is a global market leader in providing security products and services, fire detection and suppression products and services, and life and safety products. The Tyco business designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems. In addition, the Tyco business manufactures and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems. The products and services are for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide.

        Johnson Controls' Power Solutions business is a leading global supplier of lead-acid automotive batteries for virtually every type of passenger car, light truck and utility vehicle. The Power Solutions business serves both automotive original equipment manufacturers (OEMs) and the general vehicle battery aftermarket. The Power Solutions business also supplies advanced battery technologies to power start-stop, hybrid and electric vehicles.

        Johnson Controls completed the spin-off of its automotive seating and interiors business, Adient, on October 31, 2016.

        Johnson Controls' registered and principal office is located at 1 Albert Quay, Cork, Ireland, and its telephone number at that address is +353-21-426-0000. Johnson Controls' management office in the United States is located at 5757 North Green Bay Avenue Milwaukee, Wisconsin 53209.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of ordinary shares, dividends, capital expenditures and investments in our subsidiaries.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For the purposes of computing this ratio, "earnings" consist of net income attributable to Johnson Controls from continuing operations before income taxes, income attributable to noncontrolling interests and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus interest capitalized during the period. "Fixed charges" consist of (i) interest incurred and amortization of debt expense plus (ii) the portion of rent expense representative of the interest factor. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Fiscal
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	3.8	5.4	4.9	4.4	3.3

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        JCI plc is the issuer of the applicable series of debt securities. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

        We may issue debentures, notes or other evidences of indebtedness, which we refer to as "debt securities," from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities.

        The debt securities will be governed by an indenture, dated as of December 28, 2016 (the "indenture"), between us and U.S. Bank National Association, as trustee. The indenture is subject to the provisions of the Trust Indenture Act of 1939, as in effect from time to time, that are deemed to be incorporated into the indenture and shall, to the extent applicable, be governed by those provisions. As more specifically set forth in the indenture, the trustee under the indenture has two main roles:

  •
  first, subject to some limitations, the trustee can enforce your rights against us if we default.

  •
  second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

        The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference into this prospectus or applicable prospectus supplement regarding provisions of debt securities and the indenture are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or the indenture). You should read the summary below, the applicable prospectus supplement and indenture and any related documents before making your investment decision.

        The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

  •
  the title of the debt securities of the series, which shall distinguish the debt securities of the series from all other debt securities;

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  any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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  the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

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  the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the record date for the determination of holders to whom interest is payable on any such interest payment date;

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  any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the indenture;

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  the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of JCI plc;

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  the obligation, if any, of JCI plc to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  the form of the debt securities of the series including the form of the trustee's certificate of authentication for such series;

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  if other than denominations of $2,000 or any whole multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

  •
  the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

  •
  if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon the acceleration of the maturity thereof pursuant to the indenture or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

  •
  the terms of any repurchase or remarketing rights;

  •
  if the debt securities of the series shall be issued in whole or in part in the form of a global security or global securities, the type of global security to be issued; the terms and conditions, if different from those contained in the indenture, upon which such global security or global securities may be exchanged in whole or in part for other individual debt securities in definitive registered form; the depositary for such global security or global securities; and the form of any legend or legends to be borne by any such global security or global securities in addition to or in lieu of the legends referred to in the indenture;

  •
  whether the debt securities of the series will be convertible into or exchangeable for other debt securities or other securities of any kind of JCI plc or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at JCI plc's option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

  •
  any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants or the events of default set forth in the indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  if the amount of principal of or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  any special tax implications of the debt securities, including provisions for original issue discount debt securities, if offered;

  •
  whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the indenture;

  •
  with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

  •
  whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended, in reliance on which they will be sold;

  •
  whether the debt securities of the series shall be issued with guarantees and, if so, the identity of any guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect; and

  •
  any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States of America laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

        This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under the indenture, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the indenture is unlimited.

        The indenture contains certain restrictive covenants that will apply to us and our subsidiaries unless otherwise indicated in the applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

        The following description of the material terms of our ordinary shares is based on the provisions of our Irish memorandum and articles of association. This description is not complete and is subject to the applicable provisions of Irish law and our memorandum and articles of association, which are filed as exhibits to the registration statement related to this prospectus. The transfer agent and registrar for our ordinary shares is Wells Fargo Bank, National Association. Our ordinary shares are listed on the New York Stock Exchange under the ticker symbol "JCI."

Capital Structure

  Authorized and Issued Share Capital

        Our authorized share capital is $22,000,000 and €40,000, divided into 2,000,000,000 ordinary shares with a par value of $0.01 per share, 200,000,000 preferred shares with a par value of $0.01 per share, and 40,000 ordinary A shares with a par value of €1.00 per share. The authorized share capital includes 40,000 ordinary A shares with a par value of €1.00 per share in order, at the time of its incorporation, to satisfy statutory requirements for the incorporation of all Irish public limited companies. We may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum and articles of association.

        As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares (including the grant of options and issue of warrants) without shareholder approval once authorized to do so by the memorandum and articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes cast by a company's shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. Our articles of association authorize the board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years ending September 8, 2019 in relation to its authorized share capital as it stood on September 8, 2014; this authority was almost entirely utilized at the time of the Merger. In addition, and without prejudice to the authorization under our articles of association, the board of directors is authorized, under an annual authorization by shareholders pursuant to an ordinary resolution, to issue ordinary shares subject to a maximum of approximately 33% of our issued share capital. The current annual authorization will expire at our annual general meeting on March 8, 2017 unless renewed (a renewal of the authorization is being proposed at our annual general meeting on March 8, 2017, which if approved would expire on the date of our annual general meeting in 2018 or on September 8, 2018 (whichever is earlier).

        Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by shareholders at a general meeting, (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer, (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of the voting rights in Tyco, (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by the directors of Tyco prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

        The board of directors has previously represented that it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transaction more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

        The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing, and acquisition transactions or opportunities.

        The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of our shareholders. The shares comprising our authorized share capital may be divided into shares of such par value as the resolution shall prescribe. The rights and restrictions to which the ordinary shares will be subject are prescribed in our memorandum and articles of association.

        Irish law does not recognize fractional shares held of record; accordingly, our memorandum and articles of association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means our accumulated realized profits less our accumulated realized losses. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the share premium account, the par value of shares acquired by us and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

        The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant financial statements." The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prior to the declaration of a dividend prepared in accordance with the Irish Companies Act, which give a "true and fair view" of our unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

        The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our articles of association, which authorize the directors to declare such dividends as appear justified from our profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

        Our directors may deduct from any dividend payable to any shareholder all sums of money (if any) payable by him or her to us in relation to our shares. Our directors are also entitled to issue shares with preferred rights to participate in dividends we declare. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Preemptive Rights and Advance Subscription Rights

        Certain statutory pre-emption rights apply automatically in favor of our shareholders where our shares are to be issued for cash (including pursuant to non-compensatory options). Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee option or similar equity plan. However, we have opted out of these pre-emption rights in our articles of association as permitted under Irish company law for the maximum five year period which will expire on September 8, 2019. In addition, and without prejudice to any existing authorities granted to the board of directors, the board of directors is authorized, under an annual authorization by shareholders pursuant to a special resolution, to issue ordinary shares without the application of preemption rights of up to approximately 5% of the issued share capital. The current annual authorization will expire at our annual general meeting on March 8, 2017 unless renewed (a renewal of the authorization is being proposed at our annual general meeting on March 8, 2017, which if approved would expire on the date of our annual general meeting in 2018 or on September 8, 2018 (whichever is earlier)).

        A special resolution requires not less than 75% of the votes cast by our shareholders at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata to their existing shareholding before the shares can be issued to any new shareholders.

Issuance of Warrants and Options

        Our articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The authority conferred can be for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by ordinary resolution. Because of this requirement of Irish law, our articles of association authorize the board of directors to issue warrants or options without shareholder approval for a period of five years ending September 8, 2019. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization provided that the original warrants or options were issued when valid authorization was in place.

Share Repurchases and Redemptions

  Overview

        Article 3 of our articles of association provides that any ordinary share which we have acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us will technically be effected as a redemption of those shares as described below. If our articles of association did not contain Article 3(d), repurchases of our ordinary shares would be subject to many of the same rules that apply to purchases of our ordinary shares by subsidiaries described below, including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a "recognized stock exchange." Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by us pursuant to Article 3(d) of the articles of association or the purchase of our ordinary shares by a subsidiary of ours, in each case in accordance with our articles of association and Irish company law as described below.

  Repurchases and Redemptions by Us

        Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. The issue of redeemable shares may only be made by us where the nominal value of the issued share capital that is not redeemable is not less than 10% of the aggregate of the par value and share premium in respect of the allotment of our shares together with the par value of any shares acquired by us. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem our ordinary shares. Our board of directors will also be entitled to issue preferred shares which may be redeemed at either our option or the that of the shareholder, depending on the terms of such preferred shares.

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares. We may cancel or reissue treasury shares subject to certain conditions.

  Purchases by Our Subsidiaries

        Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase our shares either on-market or off-market. A general authority of our shareholders is required to allow a subsidiary of ours to make on-

market purchases of our ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of our ordinary shares is required. Such an authority has been adopted by our shareholders. We have sought such general authority, which must expire no later than 18 months after the date on which it was granted, at previous annual general meetings and expect to seek to renew such authority at subsequent annual general meetings. In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a "recognized stock exchange." The New York Stock Exchange, on which our shares are listed, is a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, from the date of the notice of the meeting at which the resolution approving the contract is to be proposed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office.

        The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the aggregate of the par value and share premium in respect of the allotment of our shares together with the par value of any shares acquired by us. While a subsidiary holds our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

  Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our articles of association provide that we will have a first and paramount lien on every share for all moneys payable, whether presently due or not, in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares, such as us.

  Bonus Shares

        Under our articles of association, the board of directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account or other undistributable reserve of ours for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

        Under our articles of association, we may by ordinary resolution consolidate and divide all or any of our share capital into shares of larger par value than its existing shares or subdivide our shares into smaller amounts than is fixed by our articles of association.

Reduction of Share Capital

        We may, by ordinary resolution, reduce our authorized but unissued share capital in any way and reduce the nominal value of any of its shares. We also may, by special resolution and subject to confirmation by the Irish High Court (or as otherwise permitted under the Irish Companies Act), reduce or cancel our issued share capital in any way.

General Meetings of Shareholders

        We are generally required to hold an annual general meeting at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year, no more than nine months after our fiscal year-end.

        Our articles of association provide that shareholder meetings may be held outside of Ireland (subject to compliance with the Irish Companies Act). Where a company holds its annual general meeting or extraordinary general meeting outside of Ireland, the Irish Companies Act requires that the company, at its own expense, make all necessary arrangements to ensure that members can by technological means participate in the meeting without leaving Ireland (unless all of the members entitled to attend and vote at the meeting consent in writing to the meeting being held outside of Ireland).

        Extraordinary general meetings may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of our shares carrying voting rights or (iii) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

        Notice of a general meeting must be given to all of our shareholders and to our auditors. Our articles of association provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. In each case the notice period exclude the date of mailing, the date of the meeting and is in addition to two days for deemed delivery where this is by electronic means. General meetings may be called by shorter notice, but only with the consent of our auditors and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our articles of association include provisions reflecting these requirements of Irish law.

        In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

        The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor's remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and, pursuant to our articles of association, serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no directors being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one-year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

        If the directors become aware that our net assets are half or less of the amount of our called-up share capital, the directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

  General

        Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Irish Companies Act. Our articles of association permit the appointment of proxies by the shareholders to be notified by us electronically, when permitted by the directors.

        Our articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the chairman, by at least three shareholders as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of ours as of the record date for the meeting. Each of our shareholders of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

        In accordance with our articles of association, our directors may from time to time cause us to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

        Treasury shares will not be entitled to vote at general meetings of shareholders

  Supermajority Voting

        Irish company law requires "special resolutions" of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast by our shareholders at a general meeting. This may be contrasted with "ordinary resolutions," which require a simple majority of the votes cast by our shareholders at a general meeting. Examples of matters requiring special resolutions include:

  •
  amending our objects;

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  amending our memorandum and articles of association;

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  approving the change of our name;

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  authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

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  opting out of pre-emption rights on the issuance of new shares;

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  re-registration from a public limited company as a private company;

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  variation of class rights attached to classes of shares;

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  purchase of own shares off-market;

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  the reduction of share capital;

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  resolving that we be wound up by the Irish courts;

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  resolving in favor of a shareholders' voluntary winding-up;

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  re-designation of shares into different share classes; and

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  setting the re-issue price of treasury shares.

        A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of (1) 75% of the voting shareholders by value and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Class Rights Attaching to Shares

        Variation of all or any special rights attached to any class of our shares is addressed in our articles of association as well as the Irish Companies Act. Any variation of class rights attaching to our issued shares must be approved by a special resolution of the shareholders of the class affected.

Quorum for General Meetings

        The presence, in person or by proxy, of the holders of our ordinary shares outstanding which entitle the holders to a majority of the voting power of shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in our articles of association. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

        Under Irish law, shareholders have the right to: (1) receive a copy of our memorandum and articles of association and any act of the Irish Government which alters our memorandum of association; (2) inspect and obtain copies of our minutes of general meetings and resolutions; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by us; (4) receive copies of financial statements and directors' and auditors' reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive financial statements of a subsidiary company of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors' report must be circulated to the shareholders with our audited financial statements 21 days before the annual general meeting and must be laid before the shareholders at our annual general meeting.

Acquisitions and Appraisal Rights

        There are a number of mechanisms for acquiring an Irish public limited company, including:

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  a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) greater than 50% in number of the voting shareholders, at a meeting called to approve the scheme;

  •
  through a tender offer by a third party for all of our shares. Where the holders of 80% or more of our shares have accepted an offer for their shares, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its "squeeze out" right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

  •
  by way of a merger with an EEA-incorporated company under the E.U. Cross Border Merger Directive (Directive 2005/56/EC of the European Parliament and of the Council on cross-border mergers of limited liability companies). Such a merger must be approved by a special resolution (there is no statutory merger regime pursuant to Irish law for mergers between an Irish company and a company based outside of the European Economic Area, but Irish law nevertheless allows for the transfer of all assets and liabilities in accordance with an agreement such as the merger agreement).

        Under Irish law, there is no requirement for a company's shareholders to approve a sale, lease or exchange of all or substantially all of a company's property and assets. However, our articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Disclosure of Interests in Shares

        Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder of ours must therefore make such a notification to us if as a result of a transaction the shareholder will be interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to us. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of our share capital. Where the percentage level of the shareholder's interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to us within 5 business days of the transaction or alteration of the shareholder's interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any of our shares concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

        In addition to the above disclosure requirement, under the Irish Companies Act we may by notice in writing require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in our relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in our shares, to give such further information as may be required by us including particulars of such person's own past or present interests in our shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

        Where such a notice is served by us on a person who is or was interested in our shares and that person fails to give us any information required within the reasonable time specified, we may apply to court for an order directing that the affected shares be subject to certain restrictions.

        Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

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  any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

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  no voting rights shall be exercisable in respect of those shares;

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  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

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  no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

        Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions. Failure to comply with such a court order is a criminal offence.

Anti-Takeover Provisions

  Business Combinations with Interested Shareholders

        Our articles of association include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

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  Our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

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  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

  •
  the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by a special resolution, excluding for this purpose any votes cast by the interested shareholder.

        A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

  Shareholder Rights Plans and Share Issuances

        Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law, and shareholder approval may be required under Irish law to implement such a plan. In addition, such a plan would be subject to the Irish Takeover Rules described below.

        Subject to the Irish Takeover Rules described below, the board also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. The board of directors represents that, it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transactions more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

  Irish Takeover Rules and Substantial Acquisition Rules

        A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of our shares will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

        The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

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  in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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  the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

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  the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

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  false markets in the securities of the target company or any other company concerned by the offer must not be created;

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  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

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  a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

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  a "substantial acquisition" of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

        Under certain circumstances, a person who acquires our shares or other voting rights may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if, unless the Panel otherwise consents, an acquisition of shares would (i) increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in us, or (ii) in the case of a person holding (together with its concert parties) shares representing 30% or more of the voting rights in us, after giving effect to the acquisition, increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire our ordinary shares within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for our ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

        If the bidder or any of its concert parties has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of our shares. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of our shares is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of our shares and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

        Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

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  the action is approved by the offeree at a general meeting; or

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  with the consent of the Irish Takeover Panel where:

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  the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

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  the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

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  the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

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  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Corporate Governance

        Our articles of association delegate the day-to-day management of us to the board of directors. The board of directors may then delegate management of us to committees, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of our affairs.

        Our corporate governance guidelines and general approach to corporate governance as reflected in our memorandum and articles of association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and the requirements of the New York Stock Exchange. Although we are an Irish public limited company, we are not subject to the listing rules of the Irish Stock Exchange or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor will we adopt, the U.K. Corporate Governance Code, any guidelines issued by the Investment Association or the Pre-Emption Group Statement of Principles, or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board and the criteria for determining the independence of directors.

Duration; Dissolution; Rights upon Liquidation

        Our duration is unlimited. We may be dissolved and wound up at any time by way of either a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, the consent of not less than 75% of the votes cast by our shareholders is required. We may also be dissolved by way of court order on the application of a creditor or the Director of Corporate Enforcement (where the court is satisfied on a petition of the Director of Corporate Enforcement that it is in the public interest that we should be would up), or by the Companies Registration Office (by way of strike-off) as an enforcement measure where hawse have failed to file certain returns.

        The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our memorandum and articles of association or the terms of any preferred shares issued by our directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of us. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Our articles of association provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Stock Exchange Listing

        Our ordinary shares are listed on the New York Stock Exchange under the symbol "JCI".

Uncertificated Shares

        Pursuant to the Irish Companies Act a shareholder is entitled to be issued a share certificate on request and subject to payment of a nominal fee.

Transfer and Registration of Shares

        Our share register is maintained by its transfer agent. Registration in this share register is determinative of membership in us. A shareholder of ours who holds shares beneficially is not the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of such shares.

        A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register.

        We may, in its absolute discretion, pay or cause one of our affiliates to pay any stamp duty. Our articles of association provide that, in the event of any such payment, we shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and permanent lien on our ordinary shares acquired by such buyer and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our ordinary shares has been paid unless one or both of such parties is otherwise notified by us.

        Our articles of association delegate to our Secretary (or his or her nominee) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the transferee will be registered as the legal owner of the relevant shares on our official Irish share register (subject to the matters described below).

        Our directors have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only, the instrument of transfer is accompanied by the certificate of shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, a fee of €10 or such lesser sum is paid to us, the instrument of transfer is in favor of not more than four transferees and it is lodged at our registered office or such other place as the board of directors may appoint.

        The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Formation; Fiscal Year; Registered Office

        We were incorporated in Ireland as a public limited company on May 9, 2014 (under the name "Tyco International plc") with company registration number 543654. Our fiscal year ends on September 30 of each year and our registered address is 1 Albert Quay, Cork, Ireland.

No Sinking Fund

        The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        When the ordinary shares offered hereby are issued, they will be duly and validly issued, fully paid and nonassessable.

 DESCRIPTION OF PREFERRED SHARES

        The following description of the material terms of our preferred shares is based on the provisions of our Irish memorandum and articles of association. This description is not complete and is subject to the applicable provisions of Irish law and our memorandum and articles of association, which are filed as exhibits to the registration statement related to this prospectus.

        The board of directors is authorized to issue our entire authorized preferred share capital (i.e., up to a maximum of up to 200,000,000 preferred shares with a par value of $0.01 per share), under an annual authorization by shareholders pursuant to an ordinary resolution, subject to an overall limit of approximately 33% of our issued share capital not being exceeded. The current annual authorization will expire at our annual general meeting on March 8, 2017 unless renewed (a renewal of the authorization is being proposed at our annual general meeting on March 8, 2017, which if approved would expire on the date of our annual general meeting in 2018 or on September 8, 2018 (whichever is earlier)). Separately, and subject to the overall authorized preferred share capital of 200,000,000 preferred shares not being exceeded, the board of directors is authorized to issue up to 100,000,000 preferred shares subject to a standing five year authority under our articles of association. The current authority ends on September 8, 2019, at which time it will expire unless renewed by shareholder approval. Such authorizations include preferred shares issued on a non-pre-emptive basis, with discretion as to the terms attaching to the preference shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation.

        Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any of our shares, including the preference shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of the voting rights of our outstanding shares; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

        The board of directors has previously represented that it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transaction more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

        Our articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by us. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as our directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes of our securities, depending on the terms of such preferred shares.

 DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional interests in preferred shares instead of a full preferred share. In that event, depositary receipts may be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred shares, as described in the applicable prospectus supplement and/or other offering material.

        Any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the preferred shares represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred shares into other securities.

        The applicable prospectus supplement will describe the particular terms of any depositary shares we offer. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

 DESCRIPTION OF WARRANTS

        We may from time to time issue warrants to purchase our debt securities or equity securities. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred shares or ordinary shares, or any combination of those securities in the form of units, as described in the applicable supplement. If we issue warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date.

        Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable supplement. You should read the particular terms of any warrants we offer described in the related supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

        The applicable supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material United States federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

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  the number of preferred shares, the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  the designation and terms of the preferred shares or ordinary shares;

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  if applicable, the designation and terms of the debt securities, preferred shares or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and the related debt securities, preferred shares or ordinary shares will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

        The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  the terms of any agreements governing the units;

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  U.S. federal income tax considerations relevant to the units; and

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  whether the units will be issued in fully registered or global form.

        The preceding description and any description of units in the applicable prospectus supplement does not purpose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION

        We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

        In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

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  Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

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  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

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  Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

 ENFORCEMENT OF CIVIL LIABILITIES

        JOHNSON CONTROLS IS A PUBLIC LIMITED COMPANY ORGANIZED UNDER THE LAWS OF IRELAND. CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF JOHNSON CONTROLS MAY BE NON-RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF JOHNSON CONTROLS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR JOHNSON CONTROLS, OR TO ENFORCE AGAINST SUCH PERSONS OR JOHNSON CONTROLS IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. JOHNSON CONTROLS HAS BEEN ADVISED BY COUNSEL THAT THE ENFORCEABILITY IN IRELAND AGAINST JOHNSON CONTROLS AND/OR ITS EXECUTIVE OFFICERS AND DIRECTORS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES, IS NOT CERTAIN AND IS SUBJECT TO MEETING THE TEST UNDER PRIVATE INTERNATIONAL LAW RULES, AS INTERPRETED BY THE IRISH COURTS.

 LEGAL MATTERS

        The validity of the ordinary shares and preferred shares and certain matters under the laws of Ireland related to the other securities offered by this prospectus will be passed upon for Johnson Controls by Arthur Cox. The validity of the debt securities, depositary shares, purchase contracts, warrants, and units offered by this prospectus will be passed upon for Johnson Controls by Wachtell, Lipton, Rosen & Katz.

 EXPERTS

        The financial statements, financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Johnson Controls International plc for the year ended September 30, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Tyco business the registrant acquired as of September 2, 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements as of September 25, 2015 and September 26, 2014, and for each of the three fiscal years in the period ended September 25, 2015, and the related financial statement schedule, incorporated in this prospectus by reference from Johnson Controls International plc (formerly known as Tyco International plc) and subsidiaries' Current Report on Form 8-K dated March 11, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$500,000,000

4.500% Senior Notes due 2047

Prospectus Supplement

Joint Book-Running Managers

Citigroup		J.P. Morgan
BofA Merrill Lynch	US Bancorp	Wells Fargo Securities

Co-Managers

Goldman, Sachs & Co.	ICBC Standard Bank	MUFG	TD Securities

February 2, 2017